UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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GROUP 1 AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cover photo courtesy of Barons Farnborough BMW

Farnborough, United Kingdom

April 11, 2019

Dear Fellow Stockholder:

You are cordially invited to attend Group 1 Automotive’s 2019 Annual Meeting of Stockholders to be held at the Company’s Sterling McCall Lexus dealership, 10025 Southwest Freeway, Houston, Texas 77074, on Thursday, May 16, 2019, at 10:00 a.m. Central Daylight Savings Time.

The Company achieved solid results in 2018, which included all-time record revenue of $11.6 billion. For 2019, the Company remains focused on delivering stockholder value by leveraging revenue growth, optimizing cost control, refining brand diversity, strengthening competitive components of our business model, enhancing digital marketing, and capitalizing on the experience and expertise within our overall management team.

The agenda for the 2019 Annual Meeting of Stockholders includes a vote to: (i) approve the nominees for our board of directors named in the proxy statement; (ii) approve, on a non-binding advisory basis, our executive compensation; and, (iii) approve Ernst & Young LLP as our independent registered public accountants for 2019. Management will also be available to review the Company’s business and financial performance.

Regardless of the number of shares you own, your vote matters. We hope you are able to join us at the Annual Meeting, but if you cannot, we look forward to hearing your voice via your participation in voting on the business items set forth in the attached notice. We encourage you to sign and return your proxy card, or use telephone or internet voting prior to the meeting, to assure that your shares are represented and voted at the meeting.

Thank you for your continued dedication of time and interest in Group 1. Our core values of integrity, transparency, professionalism, and teamwork promote success amongst our team, which includes our customers, our 14,000+ employees worldwide, and you, our stockholders.

Sincerely,

Stephen D. Quinn Chairman of the Board	Earl J. Hesterberg President & Chief Executive Officer

Notice of Annual Meeting of Stockholders

Thursday, May 16, 2019

10:00 a.m. Central Daylight Savings Time

Sterling McCall Lexus, 10025 Southwest Freeway, Houston, Texas 77074

Matters to be voted on:

1.	To elect the nine director nominees named in the proxy statement, each for a term expiring at the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal;
2.	To approve, on a non-binding advisory basis, our executive compensation;
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and
4.	To transact such other business as may be properly brought before the meeting.

Stockholders of record at the close of business on March 19, 2019, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the Annual Meeting at our offices at 800 Gessner, Suite 500, Houston, Texas 77024. The list of stockholders will also be available for your review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

The proxy materials, including this Notice of Annual Meeting, the proxy statement, a proxy card, and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2018 are being distributed and made available beginning on April 11, 2019.

Your vote is important. We urge you to review the accompanying materials carefully and to vote by telephone or internet as promptly as possible. Alternatively, you may complete, sign and return the proxy card, by mail.

Houston, Texas

April 11, 2019

By Order of the Board of Directors,

Beth Sibley

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 16, 2019.

The Notice of Annual Meeting of Stockholders, our Proxy Statement and form proxy card for the Annual Meeting and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2018 are available at http://www.proxyvote.com.

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2019 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

This proxy statement is being distributed and made available beginning on April 11, 2019 in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc. for use at our 2019 Annual Meeting of Stockholders.

ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME	PLACE	RECORD DATE
May 16, 2019, 10:00 a.m., Central Daylight Savings Time	Sterling McCall Lexus, 10025 Southwest Freeway, Houston, Texas 77074	March 19, 2019

VOTING

Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. All elections of directors shall be decided by a majority of votes cast by stockholders entitled to vote in the election of directors. All other matters submitted to the stockholders shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.

COMPENSATION AND CORPORATE GOVERNANCE HIGHLIGHTS

Independent Chairman of the Board	Clawback Provisions for Certain Restatements
No Excise Tax Gross-Ups	Average Board Attendance of 99% during 2018
Say on Pay Advisory Vote Conducted Annually	No Stockholder Rights Plan (Poison Pill)
Annual Board and Committee Performance Evaluations	Annual Election of our Board of Directors
Annual Review for Board and Committee Refreshment	Independent Compensation Consultant
Robust Stock Ownership Guidelines for our Officers and Directors	Company Policy Prohibits Directors and Employees from Pledging or Hedging Group 1 Common Stock
Director Resignation Policy for Directors who do not receive a Majority Vote in an Uncontested Director Election	Four of the Independent Nominees were added since 2014

VOTING MATTERS AND BOARD RECOMMENDATIONS

Management Proposals:	Board’s Recommendation	Page (for more detail)
Election of Nine Director Nominees	FOR Each Director Nominee	28
Approval, on a Non-Binding Advisory Basis, of our Executive Compensation	FOR	35
Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	36

2019 PROXY STATEMENT ●	8

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Election of Directors (Proposal 1)

The following table provides summary information about our nominees for election to the Board of Directors.(1) Additional information for all of our directors may be found beginning on page 28.

(1)	Effective as of the Annual Meeting, the Board size will be reduced to nine members as one current director, J. Terry Strange, has reached the Company’s mandatory retirement age for non-management directors.

Our Board of Directors Recommends a Vote “FOR” the Election of each of the Nominees for Director.

2019 PROXY STATEMENT ●	9

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Advisory Vote on Executive Compensation (Proposal 2)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers. We believe that our compensation policies and practices are effective in achieving our Company’s goals of rewarding significant financial and operating performance, leadership excellence and aligning the executives’ long-term interests with those of our stockholders. Our compensation philosophy is to set the fixed compensation of our named executive officers competitively for their demonstrated skills and industry experience. Our variable compensation, both annual and long-term, reflects the results of performance against a combination of quantitative and subjective measures. At last year’s Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers with a substantial majority of our stockholders (96% of votes cast) voting in favor.

COMPENSATION COMPONENTS

Type	Form	Terms
Cash	Salary	Set annually based on market conditions, peer data and other factors
Cash	Annual Incentive Bonus	Linked to financial-based and mission-based goals. Discretionary factors are considered when appropriate
Equity	Long-Term Incentive Awards	Restricted stock with restrictions lapsing over a five-year period: 0%-40%-20%-20%-20%, to reward performance and promote retention of certain key employees Performance Shares (implemented in 2019)
Other	Employment Agreements and Severance and Change of Control Arrangements	Change of Control payment equal to 30 months base salary for our President/CEO and our Senior Vice President/CFO, plus prior year’s pro rata annual bonus
Other	Deferred Compensation Plan	Allows deferral of up to 50% base salary and 100% of incentive bonus
Other	Perquisites

Demonstrator vehicle(s) and/or vehicle allowance

Our CEO may use our Company aircraft for up to 40 hours of personal use, provided he reimburses us based on the published standard industry fare level valuation method; we pay for club membership privileges that are used for business and personal purposes by our CEO

Other	Benefits	On same terms as other employees, including our employee stock purchase plan
Other	Indemnification Agreements	Indemnification for our executive officers provided the executive was acting in good faith and in the best interest of our Company
Other	Compensation Consultant	Independent Compensation Consultant engaged by our Compensation Committee

In evaluating this year’s “say-on-pay” proposal, we recommend that you review the section entitled “2018 Compensation Discussion and Analysis” (“CD&A”) beginning on page 41, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2018.

2019 PROXY STATEMENT ●	10

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2018 SUMMARY COMPENSATION

Set forth below is the 2018 compensation for each named executive officer:

Name and Principal Position	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Earl J. Hesterberg President and Chief Executive Officer	1,150,000	3,599,959	1,437,500	337,607	378,588	6,903,654
Daryl A. Kenningham President, U.S. Operations	624,000	987,935	780,000	181,560	26,745	2,600,240
John C. Rickel Senior Vice President and Chief Financial Officer	599,700	873,943	689,655	395,460	26,210	2,584,968
Frank Grese, Jr. Senior Vice President, Human Resources, Training and Operations Support	572,500	683,955	658,375	193,206	31,914	2,139,950
Peter C. DeLongchamps Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs	478,300	645,958	550,045	82,345	24,952	1,781,600
(1)	The amounts in the “Stock Awards” column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized. These amounts represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards as of December 31, 2018” table.
(2)	Annual cash incentive awards based upon the achievement of financial and mission-based goals. This is discussed further under “2018 Compensation Discussion and Analysis — Annual Incentive Compensation Plan”.
(3)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.12%. We do not offer a pension plan.
(4)	Includes 401(k) savings plan matching contribution, automobile allowance, use of demonstrator vehicle, airplane use and club membership and dues.

Our Board of Directors Recommends a Vote “FOR” the Non-Binding Advisory Approval of our Executive Compensation.

2019 PROXY STATEMENT ●	11

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Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2019 (Proposal 3)

As a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2019. Set forth below is summary information with respect to Ernst & Young’s fees for services provided in 2017 and 2018.

Type of Fees	2018	2017
Audit Fees	$ 2,594,000	$ 2,526,000
Audit Related Fees	—	—
Tax Fees	79,000	162,000
All Other Fees	2,200	2,200
TOTAL	$ 2,675,200	$ 2,690,200

Our Board of Directors Recommends a Vote “FOR” Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019.

2019 PROXY STATEMENT ●	12

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OUR CORE CORPORATE SOCIAL RESPONSIBILITY VALUES

Our core values, integrity, transparency, professionalism and teamwork, underlie our commitment to conduct our business in ways that are principled and accountable to key stakeholders and the communities in which we do business. We are committed to responsible business practices and continuous improvement of our operations and our relationships with our employees and the communities we live and work in.

Community	Environment and Safety
We believe that positively involving our employees and giving back to the communities in which we do business is central to our culture. Our charitable and philanthropic efforts include the Group 1 Foundation, employee volunteer opportunities, and partnerships with local food banks, homeless shelters, hospitals, school districts, animal rescue organizations and various other charitable organizations.	We are committed to appropriately monitoring and managing our environmental impact across our businesses, and to protecting the health and safety of our employees, customers and those with whom we do business.
Workplace	Investor Outreach
We strive to create workplaces of mutual trust and respect, and to provide a work environment that fosters inclusion and diversity, enabling our employees to achieve their full potential. We aim to maintain a collaborative, supportive, and opportunity-rich culture that enhances innovation and employee engagement.	We regularly interact with the investment community and prospective and existing stockholders through investor calls, conferences, meetings and occasional onsite visits. This interaction ensures that management and the Board understand and consider the views of our stockholders, perception of the investment community, and industry and economic outlook from the Company’s Wall Street covering analysts.

Business and Financial Highlights

Group 1 operates in three regions – the U.S., the U.K. and Brazil. In 2018, Group 1 continued to deliver record setting financial results and increased operational effectiveness. Our 2018 results compared to 2017 included:

Record consolidated revenues of $11.6 billion, an increase of $477.6 million;
U.K. record revenues of $2.4 billion, an increase of 22.7%;
Actual (GAAP) EPS for 2018 was $7.83, a 22.3% decrease; Adjusted EPS for 2018 was $8.91, a 15.3% increase;
Actual (GAAP) net income for 2018 was $157.8M, a 26.1% decrease; Adjusted net income for 2018 was $179.6M, a 9.8% increase;
Achieved all-time U.S. Finance and Insurance (“F&I”) performance record of $1,710 per retail unit;
Increased U.S. same store used vehicle retail unit sales by 8.8%;
2.8% same store parts and service revenue growth;
Total record sales of 318,516 new and used retail vehicles;
Repurchased over 2.8 million shares of common stock, or 14% of our outstanding shares;
Issued annual dividends of $1.04 per share; and
Acquired 17 franchises with estimated annual revenues of $615.0 million.

See “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed February 19, 2019 with the SEC, for a reconciliation of the non-GAAP measures to the comparable GAAP measures.

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800 Gessner, Suite 500
Houston, TX 77024

Proxy Statement

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Group 1 Automotive, Inc. (“Group 1” or the “Company”) for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. Proxy materials were first sent to stockholders beginning on April 11, 2019.

2019 ANNUAL MEETING DATE AND LOCATION

Our Annual Meeting will be held at Sterling McCall Lexus, 10025 Southwest Freeway, Houston, TX 77074, on Thursday, May 16, 2019, at 10:00 a.m., Central Daylight Savings Time, or at such other time and place to which the meeting may be adjourned.

References in this proxy statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

The proxy materials, including this proxy statement, the Notice of Annual Meeting, the form proxy card, and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2018 are being distributed and made available to stockholders beginning on April 11, 2019.

The proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive proxy materials by email or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by email will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

2019 PROXY STATEMENT ●	15

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Information about Our Board of Directors and its Committees

Meetings of the Board of Directors and its Committees

In 2018, the Board held five meetings, and committees of the Board held a combined total of 23 meetings. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during the periods in which he or she served during 2018. Two directors were unable to attend one Board meeting. Under our Corporate Governance Guidelines, our directors are encouraged to attend the annual meeting of our stockholders. All of our then-current directors attended our 2018 Annual Meeting of Stockholders. Ms. Taylor joined the Board in September 2018, and therefore was not present at the 2018 Annual Meeting. We currently expect all of our director nominees to be present at the 2019 Annual Meeting.

Board Evaluation Process

As required by our Corporate Governance Guidelines, our Board and each of its committees annually conduct a self-evaluation to assess, and identify opportunities to improve their respective performance. The Nominating/Governance Committee is tasked with the oversight of the annual performance evaluation and to assist in designing and implementing such evaluations. The Nominating/Governance Committee has the authority to retain advisors or consultants and to provide for compensation to such consultants by the Company, as it shall deem appropriate. The 2018 board evaluations process is summarized below.

In 2018, the Nominating/Governance Committee reviewed and discussed the Board and Committee evaluation format and process and also decided to include individual director performance evaluations. The Nominating/Governance Committee and the Board elected to conduct the 2018 performance assessments through the use of electronic, written questionnaires. A third party was selected to prepare the performance assessments for electronic delivery, compile the responses and aggregate the results.

Among other topics addressed, the Board and committee questionnaires solicited director opinions related to Board and committee effectiveness, director preparedness, strategic oversight, risk management, scope and content of presentations, access to management, and succession planning for the Board.

Following completion by the directors of the performance assessments, the results were reviewed and aggregated by an independent third party. The third party provided a memorandum to the Chair of the Nominating/Governance Committee summarizing the results of the Board, committee and individual director evaluations.

In early 2019, the Chair of the Nominating/Governance Committee met individually with each director and discussed the results of the director evaluations. The results of the committee evaluations were reviewed with each committee. The results of the Board evaluations were presented to the Board. Results requiring additional consideration will be addressed at subsequent Board and committee meetings and reported back to the Board, where appropriate.

2019 PROXY STATEMENT ●	16

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Corporate Governance

We are committed to good corporate governance which includes the highest standards of professional and personal conduct. Our Board has adopted several governance documents to guide the operation and direction of our Board and its committees, which include our Corporate Governance Guidelines, Code of Ethics, Code of Conduct and charters for the Audit Committee, Compensation Committee, Nominating/Governance Committee and Finance/ Risk Management Committee. Each of these documents is available on our website at www.group1auto.com and stockholders may obtain a printed copy, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

Board Leadership Structure

The Nominating/Governance Committee’s charter provides that the committee will annually assess and approve the leadership structure of the Board. In 2018, the Nominating/Governance Committee conducted that assessment, and determined that having an independent director serve as non-executive Chairman of the Board continues to be in the best interest of our stockholders at this time. Our Chief Executive Officer is responsible for setting our strategic direction and providing day-to-day leadership, while the Chairman of the Board sets the agenda for Board meetings, presides over meetings of the full Board and provides guidance to our Chief Executive Officer. We believe this structure, at this time, ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. We discuss our directors’ qualifications and characteristics under “Proposal 1 — Election of Directors.”

Board Diversity

Our Nominating/Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. Our Board’s objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Board membership should reflect diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, and ethnicity. This process has resulted in a Board that is comprised of highly qualified directors that reflect diversity as we define it. The Nominating/Governance Committee assesses the effectiveness of this approach as part of our Board’s annual self-evaluation process.

Independence of the Members of Our Board

The Board has analyzed the independence of each director. It has affirmatively determined that Mses. Barth, Taylor and Wright and Messrs. Adams, Quinn, Strange, Szews and Watson (all of our non-employee directors) are independent directors under the listing standards of the New York Stock Exchange (“NYSE”). As part of its analysis, the Board determined that none of these directors has a material relationship with our Company. Mr. Hesterberg was determined not to be independent because he is our President and Chief Executive Officer, and Mr. Pereira, who was appointed to the Board following our acquisition of UAB Motors Participações, S.A. (“UAB”) in 2013, was determined not to be independent because he is our Regional Vice President, Brazil and the Chairman of UAB.

2019 PROXY STATEMENT ●	17

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Charitable Contributions

We have in the past, and may, in the future, make donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities. During the annual independence review, our Nominating/Governance Committee determined that any such affiliations did not impact the independence of our directors. We did not make any charitable donations to any organizations affiliated with our directors or officers in 2018.

Director Resignation Policy

Under our director resignation policy, in an uncontested election of directors, any nominee who receives a greater number of votes “against” than votes “for” his or her election will, promptly following the certification of the stockholder vote, tender his or her written resignation to the Board for consideration by the Nominating/ Governance Committee. The Nominating/Governance Committee will consider the resignation and will make a recommendation to the Board concerning whether to accept or reject it.

In determining its recommendation to the Board, the Nominating/ Governance Committee will consider all factors it considers relevant, which may include:

•	the stated reason or reasons why stockholders who cast withhold votes for the director did so;
•	the qualifications of the director; and
•	the results of the most recent evaluation of the tendering director’s performance by the Nominating/Governance Committee and other members of the Board.

Under our director resignation policy, the Board will take formal action on the recommendation no later than 90 days following the certification of the results of the stockholders’ meeting. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating/Governance Committee and any additional information that the Board considers relevant. The Company will promptly disclose to the public the Board’s decision whether to accept or reject the director’s tendered resignation. If applicable, the Board will also disclose the reason or reasons for rejecting the tendered resignation.

Executive Sessions of Our Board

The independent directors meet in executive session at each regularly scheduled meeting of our Board. Mr. Quinn, our independent Chairman of the Board, presides over these meetings and is responsible for preparing an agenda for the meetings of the independent directors in executive session.

2019 PROXY STATEMENT ●	18

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Risk Oversight

Our Board, as a whole and through its committees, has broad responsibility for the oversight of risk management with a focus on the most significant risks facing the Company, including strategic, operational, cyber, financial, legal and compliance risk. In its risk management role, our Board seeks to satisfy itself that our risk management processes and systems that have been put in place to identify and manage risks are reasonable and functioning as designed. Our Board also has specific risk management oversight for governance, executive compensation and Chief Executive Officer succession planning.

Much of our Board’s oversight work is delegated to various committees, which meet regularly and report back to the full Board. All committees have significant roles in carrying out the risk oversight function. Each committee is comprised entirely of independent directors, except the Finance/Risk Management Committee, and is responsible for overseeing risks associated with its respective area of responsibility as further detailed below.

2019 PROXY STATEMENT ●	19

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In addition to reports from its committees, our Board receives regular reports directly from the officers responsible for oversight of particular risks within our Company. Specifically, our officers report to our Board regarding the Enterprise Risk Management Program that management has implemented to assess, manage and monitor areas of risk that are significant to our business, including market and automotive technology risk, safety and property damage risk, strategic planning and operational risk, financial and accounting risk, information technology and cybersecurity risk, and governance, regulatory and legislative risk. Risk profiles are updated annually to ensure that all risks continue to be identified. Our officers also report to our Board on which risks management has assessed as the most significant, together with management’s plans to mitigate those risks. Further, outside counsel reports in person to our Board periodically on an as-needed basis to keep our directors informed concerning legal risks and other legal matters involving our Company. Finally, we have robust internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department.

Corporate Social Responsibility Oversight

At Group 1, we work to conduct our business in ways that are principled and accountable to key stakeholders and the communities in which we do business. Our Board and members of management recognize the importance of establishing an effective “tone at the top” with respect to giving back, and are actively involved in supporting various charitable organizations through their time and donations.

Cybersecurity and Information Security Risk Oversight

Our Board recognizes the importance of maintaining the trust and confidence of our customers, vendors, stockholders and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. The Board and Finance/ Risk Management Committee regularly receive presentations from our VP, Information Technology, on cybersecurity and information security risk, and on our cybersecurity initiatives. We also engage cybersecurity experts to audit and provide recommendations on our cybersecurity program. Additionally, members of our internal audit department conduct unscheduled visits to our dealerships to ensure that our customer’s personal information is protected and secured appropriately. The results of those dealership audits are reported to the Audit Committee. In 2018, our Board, the Finance/ Risk Management Committee and the Audit Committee received cybersecurity and information security risk reports at least quarterly.

2019 PROXY STATEMENT ●	20

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Committees of Our Board

Our Board has established four standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Finance/Risk Management Committee. The following chart reflects the current membership of each committee:

Name	Board	Audit Committee	Compensation Committee	Finance/Risk Management Committee	Nominating/ Governance Committee
John L. Adams(1)
Carin M. Barth(2)
Earl J. Hesterberg
Lincoln Pereira
Stephen D. Quinn
J. Terry Strange(3)
Charles L. Szews
Anne Taylor(4)
Max P. Watson, Jr.
MaryAnn Wright(5)
MEETINGS HELD IN 2018	5	9	5	5	4

Member
Chairman
(1)	Mr. Adams rolled off the Audit Committee following the 2018 Annual Meeting.
(2)	Ms. Barth was appointed Chairman of the Audit Committee in mid-May following the 2018 Annual Meeting.
(3)	Mr. Strange served as the Chairman of the Audit Committee until mid-May 2018. Effective as of the 2019 Annual Meeting, the Board size will be reduced to nine members as Mr. Strange has reached the Company’s mandatory retirement age for non-management directors.
(4)	Ms. Taylor joined the Audit Committee and the Compensation Committee in November 2018.
(5)	Ms. Wright rolled off the Audit Committee following the 2018 Annual Meeting.

Each of the committee charters is available on our website at www.group1auto.com and stockholders may obtain printed copies, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

2019 PROXY STATEMENT ●	21

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AUDIT COMMITTEE

Pursuant to its charter, the purposes and responsibilities of our Audit Committee are to:

•	oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;
•	oversee our compliance with legal and regulatory requirements;
•	oversee the qualifications, performance and independence of our independent registered public accounting firm;
•	oversee the performance of our internal audit function;
•	produce the Audit Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;
•	oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board have established;
•	provide an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal audit department, and our Board, always emphasizing that the independent registered public accounting firm is accountable to the Audit Committee;
•	review complaints dealing with financial reporting or potential violations of applicable laws, rules and regulations, or violations of the Company’s codes, policies and procedures, that are reported on the Company’s hotline; and
•	perform such other functions as our Board may assign to the Audit Committee from time to time.

In addition to, and in connection with, the purposes and responsibilities described above, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee also reviews our annual and quarterly financial statements and confirms the independence and quality systems of our independent registered public accounting firm.

All members of the Audit Committee are independent as that term is defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board has determined that each member of the Audit Committee is financially literate and that Ms. Barth has the necessary accounting and financial expertise to serve as Chairman. Mr. Strange also serves on the Audit Committees of New Jersey Resources Corporation, Newfield Exploration Company and BBVA Compass. Our Board has determined that Mr. Strange’s simultaneous service on these other Audit Committees and our Audit Committee has not impaired his ability to serve effectively on our Audit Committee.

Our Board has also determined that each of Ms. Barth and Messrs. Quinn, Strange and Szews is an “audit committee financial expert” following a determination that Ms. Barth and Messrs. Quinn, Strange and Szews met the criteria for such designation under SEC rules and regulations. For information regarding the business experience for Mses. Barth and Taylor and Messrs. Quinn, Strange and Szews, please read “Proposal 1 — Election of Directors.” The Audit Committee held nine meetings during 2018, and acted by unanimous written consent twice. All individuals who were members of the Audit Committee at such time attended each meeting of the Audit Committee.

Mr. Strange served as the Chairman of the Audit Committee until mid-May 2018. Following the 2018 Annual Meeting, Ms. Barth was appointed to serve as the Chairman of the Audit Committee.

The Report of the Audit Committee is set forth on page 38 of this proxy statement.

COMPENSATION COMMITTEE

Pursuant to its charter, the purposes and responsibilities of our Compensation Committee are to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate our senior corporate officers;
•	review and discuss with our management the Compensation Discussion and Analysis (the “CD&A”) to be included in our proxy statement for the Annual Meeting of Stockholders and to determine whether to recommend to our Board that the CD&A be included in the proxy statement, in accordance with applicable rules and regulations;
•	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;
•	oversee risks relating to employment policies, our compensation policies and programs, and our benefit systems;
•	otherwise discharge our Board’s responsibility relating to compensation of our senior corporate officers; and
•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our senior corporate officers (our named executive officers and officers that report directly to our Chief Executive Officer). The Compensation Committee reviews and approves the compensation of our senior corporate officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee also approves all employment agreements related to the senior corporate officers and approves recommendations regarding equity awards for all employees. Together with management, and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination, with the exception of compensation matters relating to our Chief Executive Officer. In the case of our Chief Executive Officer, the Compensation

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Committee reviews and discusses the particular compensation matter (together with our management and any counsel or other advisors deemed appropriate) and formulates a recommendation. The Compensation Committee’s Chairman then reports the Compensation Committee’s recommendation for approval by the full Board or, in certain cases, by the independent directors.

In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on at least an annual basis, (3) by our Chief Executive Officer or Senior Vice President, Human Resources, Training and Operations Support, or (4) by the Compensation Committee’s outside compensation consultant.

The Compensation Committee works with the management team, our Chief Executive Officer and our Senior Vice President, Human Resources, Training and Operations Support, to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

•	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;
•	evaluating executive performance;
•	recommending our business goals; and
•	recommending the compensation arrangements and components for our executives.

Our Chief Executive Officer is instrumental to this process. Specifically, the Chief Executive Officer assists the Compensation Committee by:

•	evaluating senior corporate officer performance (other than his own);
•	providing background information regarding our business goals; and
•	recommending compensation arrangements and components for our senior corporate officers (other than himself).

In addition, our Senior Vice President, Human Resources, Training and Operations Support is involved in the executive compensation process by:

•	providing the necessary compensation information to, and acting as our liaison with, the compensation consultant;
•	updating and modifying compensation plan policies, guidelines and materials, as needed; and
•	providing recommendations to the Compensation Committee and our Chief Executive Officer regarding compensation structure, awards and plan design changes.

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our senior corporate officers and also has the sole authority to approve the consultant’s fees and other retention terms. To the extent permitted by applicable law, the Compensation Committee may delegate some or all of its authority to subcommittees, as it deems appropriate.

During 2018, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“PM&P”) to conduct a compensation analysis which involved the comparison of long-term, short-term and total compensation of our named executive officers with a selected group of peer companies. We generally compare compensation data at the 25th, 50th and 75th percentiles of the market and the Compensation Committee engaged PM&P to review the analysis. While we do not think it is appropriate to establish compensation based solely on market analysis, we believe that this practice is useful for two reasons.

First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, reviewing market analysis allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of Company objectives so as to align with stockholder interests. PM&P is an independent compensation consulting firm and does not provide any other services to us outside of matters pertaining to executive officer and director compensation. PM&P reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by PM&P and the directions given to PM&P regarding the performance of such services.

In February 2019, the Compensation Committee considered the independence of PM&P in light of SEC rules and listing standards of the NYSE. The Compensation Committee requested and received a letter from PM&P addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our named executive officers and the consulting firm or the individual consultants involved in the engagement. The letter highlighted three additional factors that supported their independence: (1) PM&P has regular discussions with only the Compensation Committee (or select members of the Compensation Committee) present and where PM&P interacts with management, it is at the Compensation Committee Chair’s request and/or with the Chair’s knowledge and approval; (2) PM&P has not provided any gifts, benefits or donations to our Company or received any gifts, benefits, or donations from our Company; and (3) PM&P is bound by strict confidentiality and information sharing protocols. The Compensation Committee discussed these considerations, among other things, and concluded that the work of PM&P did not raise any conflict of interest.

All members of the Compensation Committee are independent as that term is defined in the NYSE’s listing standards, including the heightened standards applicable to compensation committee members. The Compensation Committee held five meetings during 2018 and acted by unanimous written consent once. All individuals who were members of the Compensation Committee at such time attended each meeting of the Compensation Committee.

The Report of the Compensation Committee is set forth on page 51 of this proxy statement.

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NOMINATING/GOVERNANCE COMMITTEE

Pursuant to its charter, the purposes and responsibilities of our Nominating/Governance Committee are to:

•	assist our Board by identifying individuals qualified to become members of our Board and recommend director nominees to our Board for election at the Annual Meetings of stockholders or for appointment to fill vacancies;
•	recommend to our Board the appropriate composition of our Board and its committees and Board committee membership and leadership;
•	advise our Board about and recommend to our Board appropriate corporate governance guidelines and practices and assist our Board in implementing those guidelines and practices;
•	lead our Board in its annual review of the performance of our Board and its committees;
•	direct all matters relating to the succession of our Chief Executive Officer and other key officers of the Company; and
•	perform such other functions as our Board may assign to the Nominating/Governance Committee from time to time.

In connection with these purposes, the Nominating/Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Third Amended and Restated Bylaws (“Bylaws”) and our Corporate Governance Guidelines, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

In considering candidates for our Board, the Nominating/ Governance Committee will consider the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating/Governance Committee’s perceptions about future issues and needs. However, while the Nominating/Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating/Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications, moral character and whether prospective nominees have relevant business and financial experience or have industry or other specialized expertise.

The Nominating/Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating/Governance Committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating/Governance Committee may consider previous experience as a member of our Board. Any invitation to join our Board must be extended by our Board as a whole, by the Chairman of the Nominating/Governance Committee and by the Chairman of the Board.

Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating/Governance Committee. For additional information on such requests and the applicable timing, please see “Stockholder Proposals for 2020 Annual Meeting.”

In addition to the purposes described above, our Board has entrusted the Nominating/Governance Committee with the responsibility for establishing, implementing and monitoring the compensation for our directors. The Nominating/Governance Committee establishes, reviews and approves the compensation of our directors and makes appropriate adjustments based on Company performance, duties and responsibilities of the directors and competitive environment. The Nominating/Governance Committee’s primary objectives in establishing and implementing director compensation are to:

•	ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and
•	use the appropriate mix of long-term and short-term compensation to ensure high Board/committee performance.

All members of the Nominating/Governance Committee are independent as defined under the NYSE’s listing standards. The Nominating/Governance Committee held four meetings during 2018, and acted by unanimous written consent once. All individuals who were members of the Nominating/Governance Committee at such time attended each meeting of the Nominating/Governance Committee.

FINANCE/RISK MANAGEMENT COMMITTEE

Pursuant to its charter and other applicable policies, the purposes of our Finance/Risk Management Committee are to:

•	review, oversee and report to our Board regarding our financial status and capital structure, debt and equity financings, cash management and other banking activities, compliance with covenants of material debt instruments, investor/stockholder relations, relationships with various financial constituents and securities repurchase activities, and authorize transactions related thereto within limits prescribed by our Board;
•	review return on investment for our stockholders through dividend and stock repurchase programs;
•	review and assess risk exposure, including cybersecurity, and insurance related to our operations and authorize transactions within limits prescribed by our Board; and
•	review capital expenditures and other capital spending plans, including significant acquisitions and dispositions of business or assets, and authorize transactions within limits prescribed by our Board.

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In connection with these purposes, the Finance/Risk Management Committee reviews periodically our financial status and capital structure and can authorize finance-related activities within limits prescribed by our Board. The Finance/Risk Management Committee reviews with management the status of current litigation matters and regularly reports to our Board on litigation and contingent liabilities. The Finance/Risk Management Committee also consults with management on matters that could have a significant financial impact on our Company and reviews our financial policies and procedures, our compliance with material debt instruments and our significant banking relationships. In addition, the Finance/ Risk Management Committee reviews and assesses periodically the risk exposure of our operations, including cybersecurity, and plans and strategies for insurance programs, and authorizes risk management-related activities within limits prescribed by our Board. The Finance/Risk Management Committee also provides direction for the assessment of future capital spending and acquisition opportunities and reviews capital expenditure plans, including significant acquisitions and dispositions of businesses and assets and other specific capital projects.

At the request of the Finance/Risk Management Committee, management developed and presented to the Board a robust Enterprise Risk Management Program, concentrating primarily in five principal areas that are significant to our business: (1) safety and property damage risk; (2) strategic planning and operational risk; (3) financial and accounting risk; (4) information technology and cybersecurity risk; and (5) governance, regulatory and legislative risk. Risk profiles are updated annually to ensure that all risks continue to be identified. Management updates the Finance/ Risk Management Committee as new risks are identified, and the steps taken to mitigate such risks. On an annual basis, management reviews results from tests of key risks with the full Board and the steps taken to mitigate new risks which have been identified.

All members of the Finance/Risk Management Committee, except for Mr. Hesterberg, our President and Chief Executive Officer and Mr. Pereira, our Regional Vice President, Brazil, are independent as defined under the NYSE’s listing standards. The Finance/Risk Management Committee held five meetings during 2018, and all members were in attendance.

Communications with Directors

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any committee of our Board, to the independent Chairman of the Board (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

c/o Group 1 Automotive, Inc.

800 Gessner, Suite 500

Houston, Texas 77024

Attn: Chairman of the Board

Any appropriate correspondence addressed to our Board, to any committee of our Board, to the independent Chairman of the Board, or to any one of the directors in care of our offices will be forwarded to the addressee or addressees.

Investor Outreach

Each year, management interfaces with prospective investors, existing stockholders, and buy-side and sell-side investment research analysts in a variety of event formats, to discuss the Company’s publicly disclosed performance, business strategy and outlook, and corporate governance. These events include earnings teleconferences; investor calls, meetings, and conference events; non-deal road trips; and, occasionally site visits. Key topics include discussions regarding sales of new and used vehicles, market trends, parts and service strategies, successful implementation of our Val-u-Line® used vehicle sales program, success with hiring technicians, the impact of the Worldwide Harmonized Light Vehicles Test Procedure & Brexit in the U.K., our digital retail strategies, capital allocation, and profitability. We address these topics with slide data in our roadshows and talking points on our earnings calls, conferences, and investor meetings. This interaction ensures that management and the Board understand and consider the views of our stockholders, perception of the investment community, and industry and economic outlook from the Company’s Wall Street covering analysts, while enabling the Company to dynamically operate in an evolving industry and economy with respect to maximizing return for our stockholders.

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Corporate Social Responsibility

At Group 1, we work to conduct our business in ways that are principled and accountable to key stakeholders and the communities in which we do business. We focus our efforts where we can have the most positive impact on our business and society, including issues related to community participation, environmental sustainability, culture and human capital.

Group 1 Foundation

Group 1 Foundation, Inc. (the “Foundation”) was formed in 2005 as a charitable 501(c)(3) entity with the purpose of providing guidance, emotional support and financial assistance, including though collected contributions and fundraising, to current Group 1 employees and their immediate families who suffer hardship due to a natural disaster, emergency hardship, extended illness, injury, fire, flood or special situation that is beyond their control. As an example of the Foundation’s efforts, through contributions made to the Foundation, employees in need were provided temporary living and related expenses after Hurricane Harvey and Hurricane Michael.

Community Outreach

Since its inception, Group 1 and its employees have supported the communities they serve. We believe community participation and charitable donations enrich our dealerships’ local neighborhoods. We are proud of these efforts and we encourage participation by all of our dealerships and employees.

•	Since 2009, Group 1 has partnered with Kids’ Meals, a Houston-based organization that delivers over 3,000 meals per weekday, to provide lunches, free of charge, to hungry preschool-aged children, living in poverty around the Houston area. In November 2017, Group 1 was named Kids’ Meals Corporate Honoree.
•	Each year, Group 1’s corporate office donates essentials, such as socks, scarves, hats, gloves, hygiene products and food, to local charitable organizations. From 2016 through 2018, we provided approximately 780 bags of essentials to local homeless shelters and transitional housing organizations.
•	Group 1’s corporate office and many of our dealerships regularly support local schools with donations of school supplies and by providing students with mentorship, internship and career opportunities. Group 1 employees have supported Junior Achievement for 15 years by volunteering in the classrooms of local Houston schools to share their experiences and inspire young people to pursue their dreams. In 2017, Group 1 and Sterling McCall VIP Services announced a partnership with Houston Independent School District’s Teacher of the Month award; through the partnership Group 1 awards a Teacher of the Month with the use of a new vehicle.
•	For 2 years, Group 1 has supported BP MS 150, a member of Bike MS, the world’s largest fundraising bike series, organized by the National MS Society and focused on bringing awareness to and supporting research regarding MS.
•	In August 2018, Group 1 participated in a Houston-area job fair aimed at hiring 100 Armed Forces Veterans.
•	Our dealerships around the world also regularly support their communities through charitable efforts. For example, dealerships in the U.S. have partnered with The Humane Society, Habitat for Humanity, and local food banks, hospitals, school districts, animal rescue organizations and various other charitable organizations. Our dealerships in Brazil and the U.K. also support local charitable organizations; for example, in the U.K., dealerships have partnered with BBC Children in Need, an organization that funds projects to help children facing a range of disadvantages, and Ben – Support for Life, an independent charity focused on health and wellness in the automotive industry.

We are proud of our dealerships and employees for their efforts to improve the communities in which they live and work. For more information on our charitable and philanthropic efforts, see our website at www.group1auto.com/group1cares.

Safety and Environmental Impact

•	In the U.S., U.K. and Brazil, we have partnered with environmental and safety consultation firms to assist in compliance with specific local and federal laws and regulations relating to environmental and safety issues. The consulting firms make periodic visits to dealerships and collision centers to conduct on-site assessments and training, and to aid in compliance with laws, regulations, and safety issues and environmental requirements.

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•	We strive to reduce our operating expenses while improving the employee and customer experience. We have retrofitted some of our dealerships and collision centers with exterior and interior LED lighting. In the U.S., we have completed exterior LED lighting upgrades at 99.5% of our dealerships and collision centers, and are approximately 40% complete with our interior LED lighting upgrades. Working with our lighting partner, we receive a ten-year warranty on all of our LED lighting retrofits, including parts and labor, effectively eliminating lighting maintenance expense where the retrofits are installed. Since September 2013, we estimate that these efforts have resulted in total cost savings of approximately $15.5 million, and reduced our energy usage for lighting by approximately 60%. In Brazil, we have retrofitted our corporate office and six of 20 dealerships and collision centers with LED lighting upgrades. Since our upgrade in February 2018, we estimate that these six locations have reduced their energy usage by 65%. The remaining dealerships and collision centers in Brazil are expected to complete their upgrades by the end of 2019. In the U.K., we have retrofitted 40% of our dealerships as part of construction projects. Future construction projects will include LED image upgrades.

Employee Wellness and Wellbeing

At Group 1, we believe that supporting the wellness and wellbeing of our employees helps create a healthier company and ultimately more sustainable value to our stakeholders. In 2016, the Company began the Group 1 Wellness program, which is focused on providing employees with healthy living challenges and access to individual health coaching. In 2018, Group 1 was recognized by the American Heart Association as an organization that is promoting the heart health of our employees.

We also believe that supporting our employees’ workplace satisfaction ultimately enhances the value of our business.

•	In 2008, we initiated the Manager Trainee Program, an entry-level rotational program designed for college graduates to learn our business from the ground up. Trainees will gain knowledge and experience within our Company over a 24-month period while working in one of our dealerships. The first year of the program is spent in Aftersales and the second year takes place in Variable Operations. After completing the program, trainees decide what area of the business suits them the most and where they would like to begin their career. This program helps prepare our employees for leadership roles within Group 1. We have had 69 employees graduate from the program. Examples of positions they currently hold are General Manager, New Vehicle Manager, Estimator, F&I Manager, Associate Manager Procurement, Manager Fixed Operations and Accounting Manager.
•	In 2016, we launched the Pinnacle Program, an employee training and recognition program aimed at providing employees with meaningful opportunities to grow and develop, and to achieve greater employee retention and productivity in our business. Our dealerships are consistently recognized in the Automotive News Best Dealerships to Work for competition.
•	In 2018, the Company worked with a third party vendor to conduct a confidential employee engagement survey for all U.S. dealership employees, with a focus on individual managers and an overall view of each General Manager. As a result of the survey, each dealership GM prepared an action plan focusing on becoming a better leader. A summary of the results of the survey was shared with our Board.
•	In 2018, the Company elected to use the financial benefit it realized as a result of U.S. tax reform to recognize our U.S. employees who serve as the face of our company every day. Accordingly, a $500 bonus was paid to U.S. non-management dealership employees and operational staff.

Group 1 PAC

Group 1 Automotive, Inc. maintains a Political Action Committee (PAC) that advocates for good government policies that further the best interests of the Company and its stockholders. The Group 1 PAC is open to all eligible employees, and utilizes voluntary payroll deductions as a means for its funding. Through its contributions, the Group 1 PAC engages in local, state, and federal issues.

The PAC’s mission statement is “The mission of the Group 1 PAC is to support political candidates, without regard to party affiliation, who best represent and support the interests of Group 1 Automotive and the automotive industry at the federal, state and local levels of government, and to educate Group 1 Automotive employees as to government, politics and public policy issues.”

The Group 1 PAC is governed by a four-member board. Those members are the SVP, Financial Services, Manufacturer Relations and Public Affairs; SVP and General Counsel; SVP and Chief Financial Officer; and Director, Governmental and Public Affairs.

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Proposal 1	Election of Directors

Our Certificate of Incorporation and Bylaws currently provide for annual elections of directors.

Our Board of Directors has nominated nine directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. With the exception of Ms. Taylor who joined our Board in September 2018, all of the nominees were elected directors by a vote of the stockholders at the last annual meeting of stockholders which was held on May 17, 2018. Each nominee agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2019 Annual Meeting. All then-current directors attended the 2018 Annual Meeting.

The following table sets forth certain information, as of the date of this proxy statement, regarding our director nominees.

Director	Position and Offices with Group 1	Director Since	Age
John L. Adams	Director	1999	74
Carin M. Barth	Director	2017	56
Earl J. Hesterberg	Director, President and Chief Executive Officer	2005	65
Lincoln Pereira	Director, Regional Vice President, Brazil	2013	59
Stephen D. Quinn	Director, Non-Executive Chairman of the Board	2002	63
Charles L. Szews	Director	2016	62
Anne Taylor	Director	2018	63
Max P. Watson, Jr.	Director	2001	73
MaryAnn Wright	Director	2014	57

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

The number of directors on our Board is reviewed annually and fixed by our Board from time to time. We currently have ten directors serving on our Board. Effective as of the Annual Meeting, the Board size will be reduced to nine members as Mr. Strange has reached the Company’s mandatory retirement age for non-management directors. The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.

Stockholders may not cumulate their votes in the election of our directors. Under Delaware law and our Bylaws, a majority of votes cast by stockholders entitled to vote in the election of directors, is required for the election of directors. This means that director nominees who receive more “for” votes than “against” will be elected for that position. You may vote “for” or “against” with respect to the election of directors. Only votes “for” or “against” are counted in determining whether a majority has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

Our director resignation policy requires, in an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” to promptly tender his or her resignation following certification of the election results. The Nominating/Governance Committee will promptly consider the resignation and a range of possible responses based on the circumstances that led stockholders to withhold votes, if known, and make a recommendation to the Board. The Board will act on the committee’s recommendation within 90 days following certification of the results of the election.

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Our Board of Directors

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and successful records of accomplishment in what we believe are highly relevant positions with well-regarded organizations. Our Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of Group 1 for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described on the following pages are the principal occupations, positions and directorships for at least the past five years of our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or named executive officers.

Skills and Qualifications of Our Board of Directors

The following table includes the breadth and variety of business experience that each of our director nominees brings to our Board.

Board Member
	John L. Adams	Carin M. Barth	Earl J. Hesterberg	Lincoln Pereira	Stephen D. Quinn	Charles L. Szews	Anne Taylor	Max P. Watson, Jr.	MaryAnn Wright
Experience/Knowledge:
# of Other Public Company Boards Currently Serving On	1	2	1		1	3	1		2
President or Former CEO
Public Company Executive Position
Automotive					IB
Retail					IB
Engineering/Product Development
Expertise:
International					IB
Finance
Human Resources/Cultural
Legal
Mergers & Acquisitions
Accounting					IB
P&L/Income Statement Responsibility
SOX Financial Expert
Attributes:
Technology
Independent
Diversity

The lack of a  for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the  indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

IB – covered industry as Investment Banker

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JOHN L. ADAMS

Age 74

Director Since: 1999

Independent Director

John L. Adams has served as one of our directors since November 1999, and served as non-executive Chairman of the Board from April 2005 through May 2017. Mr. Adams served as Executive Vice President of Trinity Industries, Inc., one of North America’s largest manufacturers of transportation, construction and industrial products, from January 1999 through June 2005, and as Vice Chairman from July 2005 through March 2007. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves on the Board of Directors, the Corporate Governance and Directors Nominating Committee and is Chairman of the Finance and Risk Management Committee of Trinity Industries, Inc. Mr. Adams is Chairman of the University of Texas, Austin, President’s Development Board and serves on the Chancellor’s Council Executive Committee. He also serves on the McCombs School of Business Advisory Council. Mr. Adams recently retired from the Board of Directors and Audit Committee of Dr Pepper Snapple Group, Inc., a refreshment beverage business. Mr. Adams received his B.B.A. and J.D. from the University of Texas.

The Board believes Mr. Adam’s extensive financial, strategic planning, capital allocation and executive management experience makes him well qualified to serve on our Board. His service on other public company boards has also provided exposure to various approaches to risk management, corporate governance and other key issues. Through his years of service on our Board, he has developed in-depth knowledge of the retail automotive industry generally and our Company in particular. The Board believes his experience and expertise in these matters makes him well qualified to serve as a member of the Board.

CARIN M. BARTH

Age 56

Director Since: 2017

Independent Director

Carin M. Barth has served as one of our directors since February 2017. She is co-founder and President of LB Capital, Inc., a private equity investment firm established in 1988. Since 2015, Ms. Barth has served on the Board of Directors of Enterprise Holdings, LLC, the General Partner of Enterprise Product Partners, L.P., one of the largest publicly traded partnerships and a leading North American provider of midstream energy services to producers and consumers of natural gas, and Black Stone Minerals, L.P., one of the largest oil and gas mineral and royalty companies in the United States, where she serves as Chair of the Audit Committee. Ms. Barth also serves as a Trustee of the Welch Foundation, and as a Board member of the Ronald McDonald House in Houston, Texas. From 2012 through 2018, Ms. Barth served as Chair of the Investment Advisory Committee for Texas Tech University. From 2008 to 2014, she served as a Commissioner for the Texas Department of Public Safety. Ms. Barth previously served on the Board of Directors of Bill Barrett Corporation where she served on the Compensation Committee and on the Nominating and Corporate Governance Committee from 2012 through 2016. From 2010 through 2017, she served on the board of directors of Strategic Growth Bancorp Incorporated, a privately held bank holding company located in El Paso, Texas, where she served as Chair of the Audit Committee, and Capital Bank, SSB, an affiliate of Strategic Growth Bancorp. Additional past board service includes Western Refining, Inc. from 2006 through 2016, where she served as Audit Committee Chair, Methodist Hospital Research Institute from 2007 through 2012, Encore Bancshares, Inc. from 2009 through 2012, Amegy Bancorporation, Inc. from 2006 through 2009, Texas Public Finance Authority from 2006 through 2008, and the Texas Tech University System Board of Regents from 1999 through 2005. Ms. Barth was also appointed by President George W. Bush to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development from 2004 to 2005. Ms. Barth received a B.S. from the University of Alabama and an M.B.A. from Vanderbilt University’s Owen Graduate School of Management.

Ms. Barth has extensive experience in a variety of financial matters, including as chief financial officer for several entities. She also has a history of corporate and civic governance which provides additional depth and financial expertise to our Board. Her experience with mergers and acquisitions, in operating a private equity company, her previous and currently held board positions on other publicly traded companies and her audit committee experience are key attributes, among others, that make her well qualified to serve on our Board. Ms. Barth qualifies as an “audit committee financial expert.”

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EARL J. HESTERBERG

Age 65

Director Since: 2005

Earl J. Hesterberg has served as our President and Chief Executive Officer and as a director since April 2005. Prior to joining us, Mr. Hesterberg served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts, since October 2004. From July 1999 to September 2004, he served as Vice President, Marketing, Sales and Service for Ford of Europe, and from 1999 until 2005, he served on the supervisory board of Ford Werke AG. Mr. Hesterberg has also served as President and Chief Executive Officer of Gulf States Toyota, an independent regional distributor of new Toyota vehicles, parts and accessories. He has also held various senior sales, marketing, general management, and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe, both of which are wholly-owned by Nissan Motor Co., Ltd., a global provider of automotive products and services. Mr. Hesterberg serves on the Board of Directors of Stage Stores, Inc., a national retail clothing chain with over 800 stores located in 42 states where he is a member of the Corporate Governance and Nominating Committee and Chairman of the Compensation Committee. He is a past member of the Board of Trustees of Davidson College. Mr. Hesterberg also serves on the Board of Directors of the Greater Houston Partnership, where he serves on the Executive Committee and is Chairman of the Business Issues Committee. Mr. Hesterberg received his B.A. in Psychology at Davidson College and his M.B.A. from Xavier University in 1978.

As our President and Chief Executive Officer, Mr. Hesterberg sets the strategic direction of our Company under the guidance of our Board. He has extensive senior executive management experience in the automotive industry. His successful leadership of our Company, and extensive knowledge of the automotive industry provides our Board with a unique perspective on the opportunities and challenges we face, and makes him well-qualified to serve on the Board.

LINCOLN PEREIRA

Age 59

Director Since: 2013

Lincoln Pereira has served as one of our directors since February 2013. Mr. Pereira has served as our Regional Vice President, Brazil since March 2013 and has served as chairman of our subsidiary, UAB (which we acquired in February 2013), since 2007. From 1999 to 2005, Mr. Pereira served as a legal representative of United Auto do Brasil Ltda, a public auto group operating in São Paulo and controlled by United Auto Group. From 1995 through 2005, Mr. Pereira practiced law with Cunha Pereira Advogados, representing professional athletes and international race car drivers. He was also co-founder and a major stockholder in Cunha Pereira Negócios Imobiliários, a local Brazilian real estate company, and in 1999, he founded Atrium Telecomunicações Ltda, a provider of local exchange telecommunication services. Atrium was sold to Telefonica of Spain in December 2004, and Mr. Pereira founded E-Vertical Tecnologia, a leading provider of high tech facilities management services to commercial properties. From 1978 through 1995, Mr. Pereira held numerous positions with various banks, both in Brazil and abroad. Mr. Pereira serves on the Board of Boa Vista Servicos S.A.-SCPC, the second largest credit bureau in Brazil, is Vice Chairman of the Board of the São Paulo Chamber of Commerce (ACSP), serves as a member of the Board of the Associação Brasileira dos Concessionários Mercedes-Benz, and serves as a Director of the Associação Brasileira dos Concessionários BMW and Associação Brasileira do Distribuidores Toyota. He is also a Chapter Sponsorship Officer of YPO-WPO São Paulo, a not-for-profit, global network of young chief executives connected around the shared mission of becoming Better Leaders Through Education and Idea Exchange.™ Mr. Pereira received his LL.B. from Faculdade de Direito do Largo de São Francisco.

Mr. Pereira has extensive automotive retailing and manufacturer relations experience, as well as legal, finance, business and management expertise. He also has a deep understanding of the Brazilian finance, trade and legal sectors. Mr. Pereira’s experience and expertise in the automotive industry make him well qualified to serve as a member of the Board.

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STEPHEN D. QUINN

Age 63

Director Since: 2002

Independent Director

Stephen D. Quinn has served as our independent Chairman of the Board since May 2017, and as one of our directors since May 2002. Mr. Quinn joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in August 1981 where he specialized in corporate finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs. Mr. Quinn serves on the Audit Committee, the Nominating/Governance Committee, and as Lead Director of Zions Bancorporation, a large publicly-traded bank holding company. Mr. Quinn holds degrees from Brigham Young University and Harvard University Graduate School of Business.

Mr. Quinn was selected to serve as a director on our Board due to his valuable financial expertise and extensive experience with capital markets transactions. His judgment in assessing business strategies and the accompanying risks is an invaluable resource for our business model. Mr. Quinn also has significant historical knowledge of our Company as a result of his role at Goldman Sachs, an underwriter for our initial public offering. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board. Mr. Quinn qualifies as an “audit committee financial expert.”

CHARLES L. SZEWS

Age 62

Director Since: 2016

Independent Director

Charles L. Szews has served as one of our directors since November 2016. In January 2016, Mr. Szews retired from Oshkosh Corporation, a leading global manufacturer of specialty vehicles and vehicle bodies serving access equipment, defense, fire and emergency, and commercial markets. He joined Oshkosh in 1996 as Vice President and CFO, was appointed Executive Vice President in October 1997, and President and Chief Operating Officer in October 2007. Mr. Szews was appointed Chief Executive Officer in January 2011. Prior to joining Oshkosh, he began his career with Ernst & Young, and was Vice President and Controller at Fort Howard Corporation during its leveraged buyout. From November 2006 through July 2013, Mr. Szews served as a director of Gardner Denver, Inc., a worldwide provider of industrial equipment technologies and related parts and services, where he also served as Chairman of the Audit Committee and on the Nominating and Corporate Governance Committee. Since 2014, Mr. Szews has served as a director and on the Audit and Finance Committees for Commercial Metals Company, an operator of mini-steel mills located in the Southern United States and Poland. In August 2016, he was appointed to the board of directors of Rowan Companies plc, a global provider of contract drilling services, where he also serves as Chairman of the Audit Committee and is a member of the Health, Safety and Environment Committee. In April 2018, Mr. Szews was appointed to the board of directors of Allegion plc, a provider of security products and solutions for homes, businesses, schools and other institutions, where he also serves on the Compensation and Corporate Governance and Nominating Committees. Mr. Szews holds a degree in Business Administration from the University of Wisconsin – Eau Claire.

Mr. Szews was selected to serve on our Board due to his extensive operational and financial experience and his background in public accounting, auditing and risk management. His previous and current board positions on other publicly-traded companies have provided many years of audit committee experience, including as chair. Mr. Szews’ extensive financial and audit experience in a variety of senior management positions, combined with his global operational experience in vehicle manufacturing and distribution, have provided him with a wealth of knowledge in dealing with complex strategic, financial and accounting matters. Mr. Szews qualifies as an “audit committee financial expert.”

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ANNE TAYLOR

Age 63

Director Since: 2018

Independent Director

Anne Taylor has served as one of our directors since September 2018. In 2018, Ms. Taylor retired from Deloitte, a leading global provider of audit and assurance, consulting, financial advisory, risk advisory, tax and related services, where she served as Vice Chairman, and Managing Partner of the Houston office. During her 30-year career at Deloitte, she held numerous leadership roles, including Regional Managing Partner for the eight-state Mid-America region. Ms. Taylor was Deloitte’s first Chief Strategy Officer, taking on the role at the initiation of the Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”). Under her leadership, the resulting firm grew a portfolio business, along with integrated service offerings, and retained a management consulting business that grew from $3.0 billion in revenue in 2003 to the largest in the world today at over $14.0 billion. She served as global e-business leader where she led Deloitte’s transformation to serve clients in the digital economy, which has evolved into the basis of Deloitte’s cyber-security practice. Additionally, Ms. Taylor was the strategic partner advisor to the World Economic Forum’s Technology Pioneer program and became the first woman to serve on Deloitte’s US executive committee and the management committee of Deloitte Global. She has served on Deloitte’s board of directors, chairing the strategic review of the proposed transaction to separate Deloitte Consulting. She served on both the US and Global Nominating Committees, the CEO Evaluation Committee, chaired the Strategic Investment Committee and served on the board of directors of Deloitte Consulting LLP (Global). Ms. Taylor serves on the Board of Directors of Southwestern Energy Company, an independent energy company engaged in natural gas, natural gas liquids and oil exploration, development, production, gathering and marketing. Ms. Taylor also serves on the Board of Directors of Conway MacKenzie, a consulting firm providing specialized, turnaround consulting and litigation support services. She also currently serves as the Chairman of the Board of Central Houston, Inc., is a member of C200 and previously served as an executive board member of the Greater Houston Partnership and United Way of Greater Houston. Ms. Taylor received her B.S. and M.S. degrees in civil engineering from the University of Utah, and attended Princeton University, pursuing PH.D. studies in transportation engineering. Ms. Taylor was identified as a potential Board candidate by two members of our Board of Directors.

Ms. Taylor is financially literate and has participated in audit committee meetings of many Deloitte clients. She was selected to serve on our Board due to her management and leadership experience, extensive background in global e-business, development and execution of business strategy, and corporate governance experience.

MAX P. WATSON, JR.

Age 73

Director Since: 2001

Independent Director

Max P. Watson, Jr. has served as one of our directors since May 2001. Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., a provider of enterprise management solutions, from April 1990 to January 2001. He served as Chairman of the Board of Directors of BMC from January 1992 until his retirement in April 2001. Mr. Watson serves on the Board of Trustees of Texas Children’s Hospital and as Chairman of the Quality and Safety Committee. From January 2007 through December 2008, Mr. Watson served as Chairman of the Board of Trustees of Texas Children’s Hospital. He also serves on the Board of Directors of Scenic Houston, an organization dedicated to preserving and enhancing the visual character of Houston. Mr. Watson holds a Bachelor’s in Business Administration from Louisiana Tech University.

Mr. Watson’s extensive business and management expertise from his position with a large global publicly-traded company makes him well qualified to serve as a member of our Board. As a former chairman, president and chief executive officer, Mr. Watson is familiar with many of the business issues we face today, including financial and strategic planning, technology, compensation, management development, international acquisitions, capital allocation, and stockholder relations.

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MARYANN WRIGHT

Age 57

Director Since: 2014

Independent Director

MaryAnn Wright has served as one of our directors since August 2014. Ms. Wright owns TechGoddess LLC, a technical consulting firm serving global Tier 1 automotive suppliers. From 2007 through 2017, she worked for Johnson Controls Power Solutions (“Johnson Controls”), the global leader in automotive lead-acid and advanced batteries, serving as Group Vice President of Engineering & Product Development from 2013 through 2017, and Vice President of Technology and Innovation from 2009 to 2013. She served as Vice President and General Manager for Johnson Controls Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007 through 2009. Prior to joining Johnson Controls, Ms. Wright served as Executive Vice President Engineering, Product Development, Commercial and Program Management for Collins & Aikman Corporation. From 1988 through 2005, Ms. Wright served as Director, Sustainable Mobility Technologies and Hybrid Vehicle Programs at Ford Motor Company, and was the Chief Engineer of the 2005 Ford Escape Hybrid, the industry’s first full hybrid SUV and also led the launch of Ford’s first hydrogen-powered fuel cell fleet program. Ms. Wright serves on the Board of Directors and the Nominating and Governance Committee of Maxim Integrated Products, Inc., a developer of innovative analog and mixed-signal products and technologies. She also serves as a Director of Delphi Technologies, a leading provider of advanced vehicle propulsion solutions, where she is a member of the Compensation and Human Resources Committee and Chairman of the Innovation and Technology Committee. Ms. Wright is also active in the community where she serves as Board Chair of the Friends for Animals of Metro Detroit. She previously served on the Board of Governors at Argonne National Laboratory, and the University of Wisconsin-Milwaukee, and as Trustee at Lawrence Technological University. Ms. Wright received a B.A. in Economics and International Business and a Master of Science in Engineering from the University of Michigan and an M.B.A. from Wayne State University.

Ms. Wright was selected to serve on our Board because of her extensive experience and her knowledge of the automotive industry, having been named one of the “Leading 100 Women in the Automotive Industry” by Automotive News. Her unique business, manufacturing, engineering and technology background and her extensive global automotive experience make her well qualified to serve as a member of the Board.

Our Board of Directors Recommends a Vote “FOR” the Election of each of the Nominees for Director.

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Proposal 2	Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to vote at the Annual Meeting to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. As an advisory vote, Proposal 2 is not binding on our Board or the Compensation Committee, will not overrule any previous decisions made by our Board or the Compensation Committee, or require our Board or the Compensation Committee to take any future or remedial action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. The core of that philosophy has been and continues to be to pay our named executive officers compensation that is competitive with amounts paid by our peer companies based on individual and Company performance. In particular, the Compensation Committee strives to attract, retain and motivate talented executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage our executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our named executive officers be compensated competitively and in a manner that is consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns. Our Board believes that our compensation policies and practices are effective in achieving our Company’s goals of rewarding sustained financial and operating performance, leadership excellence and aligning the executives’ long-term interests with those of our stockholders.

We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program, and we value your opinion. Based on the stockholder vote on the frequency of an advisory vote on executive compensation that took place at our 2018 Annual Meeting of Stockholders, our Board determined to continue holding the vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote.

At our 2018 Annual Meeting of Stockholders, 96% of the shares voted on the say-on-pay vote were in favor of the compensation paid to our named executive officers. The Compensation Committee believes this vote strongly endorses the compensation philosophy, policies and practices of the Company and, therefore, it did not make any significant changes in the structure of our executive compensation program as a result of this say-on-pay vote, other than the planned introduction of performance shares into the mix of long-term incentives in 2019, a best practice in executive compensation.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers (including potential payouts upon a termination or change of control) is consistent with market practice. We also believe our executive compensation is reasonable and not excessive. In fact, as a result of continuing challenging economic conditions in our Oklahoma and Texas markets, management received no increases to base compensation in 2016 or 2017 and, salaries for 2016 and 2017 remained at the 2015 levels. In November 2017, the Committee elected to increase the base salaries for our named executive officers to become effective January 1, 2018, following record sales and record adjusted diluted earnings per share in 2017.

As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding our named executive officers’ compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

In light of these reasons, we are recommending that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved.”

Our Board of Directors Recommends a Vote “FOR” the Non-Binding Advisory Approval of our Executive Compensation.

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Proposal 3	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young as the independent registered public accounting firm of Group 1 for the fiscal year ending December 31, 2019. We have been advised by Ernst & Young that the firm has no relationship with Group 1 or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Audit and Other Fees

Set forth below is a summary of certain fees accrued by Ernst & Young, which has served as our independent registered public accounting firm since 2002, for services related to the fiscal years ended December 31, 2017 and 2018. In determining the independence of Ernst & Young, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Type of Fees	2018	2017
Audit Fees(1)	$ 2,594,000	$ 2,526,000
Audit Related Fees(2)	—	—
Tax Fees(3)	79,000	162,000
All Other Fees(4)	2,200	2,200
TOTAL	$ 2,675,200	$ 2,690,200
(1)	Audit fees consisted of amounts accrued for services performed in association with the annual financial statement audit (including required quarterly reviews) for 2017 and 2018, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements, as well as specific procedures performed by Ernst & Young in connection with their review of our internal control structure in accordance with the requirements of Section 404 of the Sarbanes Oxley Act. Other procedures included consultations relating to the audit or quarterly reviews. Also included in audit fees are amounts accrued for assurance and related services that are related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm, consisting primarily of statutory audits, services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities. Audit fees exclude reimbursed expenses of $35,900 and $40,000 for 2017 and 2018, respectively, to Ernst & Young in conjunction with their services.
(2)	There were no audit related fees in 2017 or 2018.
(3)	Tax fees consisted of amounts billed in 2017 and 2018 for tax preparation and compliance services.
(4)	Other fees consisted of amounts accrued in 2017 and 2018 for subscriptions to Ernst & Young’s online accounting and financial reporting research tool.

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The Audit Committee considers whether the provision of these services is compatible with maintaining Ernst & Young’s independence, and has determined such services for fiscal 2017 and 2018 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c) (7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal 2017 and 2018.

The Audit Committee has established a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with this policy, the Audit Committee has given its annual approval for the provision of audit services by Ernst & Young, and has also given its approval for up to a year in advance for the provision by Ernst & Young of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget.

Any proposed services to be provided by the independent registered public accounting firm not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, requires special pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. All of the services listed above were pre-approved pursuant to this policy.

The ratification of our Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires our receiving the affirmative vote of the holders of a majority of our common stock present in person or represented by proxy and entitled to vote on the proposal. Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the selection of Ernst & Young as our independent registered public accounting firm. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

Our Board of Directors recommends a vote “FOR” Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019.

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Report of the Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to our accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Group 1’s financial reports. The Board of Directors, upon the recommendation of its Nominating/Governance Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. Based on the recommendation of the Audit Committee, the Board approved the Audit Committee charter at a regularly scheduled meeting in February 2019. The Audit Committee charter is posted on our website, www.group1auto.com, and you may obtain a printed copy of the Audit Committee charter by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

The Audit Committee assists the Board’s oversight and monitoring of the Company’s system of internal controls, including the internal audit function. The Audit Committee discussed with our internal auditors the overall scope and plans for the 2018 audit. At each Audit Committee meeting, the Audit Committee is provided the opportunity to meet with the internal auditor with, and without, management present. During 2018, management made updates to its internal control documentation for changes in internal control and completed its testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes Oxley Act of 2002 and related regulations. The Audit Committee has kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and the independent auditor at each regularly scheduled Audit Committee meeting and met in executive session separately with the internal and the independent auditor to discuss the results of their examinations, observations and recommendations regarding internal control over financial reporting.

The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its stockholders. The Audit Committee participates in the selection of the lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any); through in-person meetings with the Lead Partner, and through discussion between the Audit Committee and management regarding the selection of the Lead Partner.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2018. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard No. 1301 “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Ernst & Young LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to our Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,

Carin Barth (Chairman)

Stephen D. Quinn

J. Terry Strange

Charles L. Szews

Anne Taylor

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Executive Officers

Except as described under the heading “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”, our named executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this proxy statement regarding our named executive officers:

Name	Age	Position
Earl J. Hesterberg	65	President and Chief Executive Officer
Daryl A. Kenningham	54	President, U.S. Operations
John C. Rickel	57	Senior Vice President and Chief Financial Officer
Frank Grese, Jr.	67	Senior Vice President, Human Resources, Training and Operations Support
Peter C. DeLongchamps	58	Senior Vice President, Manufacturer Relations, Financial Services & Public Affairs

Mr. Hesterberg’s biographical information may be found on page 31 of this proxy statement.

DARYL A. KENNINGHAM
Daryl A. Kenningham has served as President, U.S. Operations since May 2017. Previously, he served as Regional Vice President of the West Region from February 2016 through April 2017 and as Regional Vice President of the East Region from April 2011 through January 2016. Prior to joining Group 1, he served as the Chief Operating Officer of Ascent Automotive in Houston and previously held a variety of sales, marketing, finance and automotive-logistics positions with Gulf States Toyota. He also held various sales, marketing and vehicle distribution positions in the United States and Japan with Nissan Motor Corporation, where he began his career in 1988. Mr. Kenningham earned his Bachelor of Arts degree from the University of Michigan and his Master of Business Administration from the University of Florida.

JOHN C. RICKEL
John C. Rickel was appointed Senior Vice President and Chief Financial Officer in December 2005. From 1984 until joining Group 1, Mr. Rickel held a number of executive and managerial positions of increasing responsibility with Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts. He most recently served as Controller, Ford Americas, where he was responsible for the financial management of Ford’s western hemisphere automotive operations. Immediately prior to that, he was Chief Financial Officer of Ford Europe, where he oversaw all accounting, financial planning, information services, tax and investor relations activities. Mr. Rickel serves on the Board of Directors, on the Audit Committee and as Chair of the Governance Committee of U.S. Xpress, a large truckload carrier providing services primarily throughout the United States. From 2002 to 2004, Mr. Rickel was Chairman of the Board of Directors of Ford Russia, and a member of the Board of Directors and the Audit Committee of Ford Otosan, a publicly traded automotive company located in Turkey and owned 41% by Ford. Mr. Rickel received his B.S.B.A. and M.B.A. from The Ohio State University.

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FRANK GRESE, JR.
Frank Grese, Jr. was appointed Senior Vice President of Human Resources, Training and Operations Support effective February 1, 2016. Prior to that appointment, Mr. Grese served as Regional Vice President of the West Region from January 2006 to January 2016, and served as the Platform President of Group 1 Atlanta from December 2004 to December 2005. Mr. Grese began his automotive career in the Ford Management Training Program in 1974 where he progressed through various assignments in district offices as well as Ford headquarters in Detroit. He joined Nissan in 1982 where he ultimately held the position of National Dealer Advertising Manager. In 1986, Mr. Grese left the manufacturer side of the business and began working in various executive positions, including chief operating officer and district president, with large public and private dealer groups. He last served as Director of Dealership Operations, working extensively with underperforming stores, for a large private dealer group. Mr. Grese graduated from the University of Georgia with a degree in journalism.

PETER C. DELONGCHAMPS
Peter C. DeLongchamps has served as Group 1’s Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs since January 2018. He previously served as Group 1’s Vice President, Manufacturer Relations, Financial Services and Public Affairs from January 2012 through December 2017, and as Vice President, Manufacturer Relations and Public Affairs from January 2006 through December 2011. Mr. DeLongchamps served as Vice President, Manufacturer Relations from July 2004 through December 2005. Mr. DeLongchamps began his automotive retailing career in 1980, having served as District Manager for General Motors Corporation and Regional Operations Manager for BMW of North America, as well as various other management positions in the automotive industry. Immediately prior to joining Group 1 in 2004, he was President of Advantage BMW, a Houston-based automotive retailer. Mr. DeLongchamps also serves on the Board of Directors of Junior Achievement of Southeast Texas. Mr. DeLongchamps received his B.B.A. from Baylor University.

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2018 Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. As discussed in greater detail below, our compensation plans are designed to reward our named executive officers for the achievement of these results for our Company and our stockholders. The Compensation Discussion and Analysis focuses on the compensation of our named executive officers as of December 31, 2018, who were:

•	Earl J. Hesterberg — President and Chief Executive Officer;
•	Daryl A. Kenningham — President, U.S. Operations;
•	John C. Rickel — Senior Vice President and Chief Financial Officer;
•	Frank Grese, Jr. — Senior Vice President, Human Resources, Training and Operations Support; and
•	Peter C. DeLongchamps — Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs.

Compensation and Corporate Governance

The Committee continuously reviews best practices in executive compensation and has made several adjustments to elements of our compensation programs over the past several years to further align our executive compensation structure with our stockholders’ interests and current governance practices, including:

COMPENSATION HIGHLIGHTS

Role of the Compensation Committee, its Consultant and Management

Our Board has entrusted the Compensation Committee (the “Committee”) with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our Chief Executive Officer and Senior Vice President of Human Resources, Training and Operations Support, also play a role in the implementation of the executive compensation process, by overseeing the performance and dynamics of the executive team and generally keeping the Committee informed. All final decisions regarding our named executive officers’ compensation remain with the Committee, except in the case of our Chief Executive Officer where the independent members of the Board make all decisions with the benefit of recommendations from the Committee.

The Committee has engaged Pearl Meyer & Partners, LLC (“PM&P”), an executive compensation firm, to serve as its compensation consultant and to advise on executive compensation matters. In 2018, PM&P was engaged to conduct a competitive compensation analysis for the named executive officers. During that time, PM&P reviewed compensation data for our peer companies in comparison to our current compensation practices and made recommendations to the Committee. The Committee retains PM&P directly, although in carrying out assignments PM&P may interact with our management when necessary and appropriate. PM&P does not provide any services to our Company other than its consulting services to the Committee, and the Committee determined that no conflict of interest exists between PM&P and our Company. Please see “Information About our Board of Directors and its Committees — Compensation Committee” for additional information on the role of the Committee, its consultant and management in setting executive compensation.

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Objectives of Our Executive Compensation Program

COMPENSATION PHILOSOPHY

The Committee believes that the most effective executive compensation program is one designed to recruit, retain and motivate capable leadership and reward those individuals upon the achievement of their personal and departmental objectives, as well as upon our Company’s achievement of specific annual, long-term and strategic goals. The Committee evaluates both market competitiveness, as well as individual and Company performance, to ensure that we maintain our ability to attract, retain and motivate talented employees in key positions. By maintaining competitive compensation and rewarding for performance, the Committee strives to support our overall business objectives and provide our stockholders with a superior rate of return over time.

Our strategic business focus during the fiscal year ended December 31, 2018 consisted of the following objectives:

increasing total same store gross profit through efforts in the new vehicle, used vehicle, finance and insurance, parts, service and collision departments;
continuing to consolidate key operating processes and systems to improve our customer responsiveness, create greater efficiencies and reduce expenses;
maintaining a cost level that aligns with the anticipated level of business activity; and
seeking strategic portfolio management opportunities within the automotive retail market so that we can continue to optimize our business operations in the U.S., the U.K. and Brazil.

Our named executive officers’ individual or departmental goals for the fiscal year ended December 31, 2018 generally consisted of one or more of the following criteria, which provide support for our business objectives:

sustain sales momentum;
maximize strategies of recently acquired dealership operations;
continue to strengthen our processes and management for improved operating effectiveness and efficiency;
control costs and expenses as sales levels fluctuate;
dispose of underperforming dealerships and deploy the proceeds into other capital appreciation opportunities with better return potential; and
drive the capital allocation process, which seeks investments that maximize return to our stockholders.

STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION MATTERS

In accordance with applicable law and as described in more detail in Proposal 2 above, our stockholders have the right to vote, on an advisory non-binding basis, on the approval of the compensation of our named executive officers at specified intervals (the “say-on-pay vote”). Stockholders last voted on this matter at the 2018 Annual Meeting of Stockholders. In accordance with the frequency vote at the 2017 Annual Meeting of Stockholders we hold our say-on-pay vote every year. In 2018, 96% of the votes cast were in favor of our executive compensation program; therefore the Committee did not make any significant changes to our compensation program as a result of such a vote, other than the planned introduction of performance shares into the mix of long-term incentives in 2019, a best practice in executive compensation. The Committee will continue to consider on an annual basis the vote results for say-on-pay proposals when making compensation decisions for our named executive officers.

In addition to such consideration given to the results of the say-on-pay vote, at various times throughout the year the Committee considers any input it may receive from stockholders and other stakeholders, and more general developments in executive compensation principles, in the development and implementation of the Company’s executive compensation philosophy, policies and programs. For additional information on the say-on-pay vote with respect to the compensation paid to our named executive officers in 2018, see Proposal 2 above.

MARKET ANALYSIS

We engaged PM&P to conduct an independent market-based analysis of our executive compensation program in 2018. The market analysis process involved the comparison of long-term, short-term and total compensation with a selected group of peer companies (“Peer Companies”). Compensation data was compared at the 25th, 50th and 75th percentiles of the market.

While we do not think it is appropriate to establish compensation based solely on market analysis, we believe that the practice of comparing our compensation program to the programs of our peers can be useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, comparison analysis allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention and assists in aligning compensation with stockholder interests.

Our Peer Companies include all of the publicly traded automotive consolidators and specialty retailers associated with automotive sales, and automotive parts and service against whom we most directly compete for executive talent. The list of our Peer Companies is periodically reviewed and updated by the Committee. Our 2018 Peer Companies were:

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•	Advance Auto Parts, Inc.	•	Lithia Motors, Inc.
•	Asbury Automotive Group, Inc.	•	LKQ Corporation
•	AutoNation, Inc.	•	O’Reilly Automotive, Inc.
•	AutoZone, Inc.	•	Penske Automotive Group, Inc.
•	CarMax, Inc.	•	Rush Enterprises, Inc.
•	Genuine Parts Company	•	Sonic Automotive, Inc.

When evaluating the compensation data and making compensation decisions, the Committee has taken into consideration the variance in revenue size among the entities comprising our Peer Companies. Additionally, the Committee has considered other differences between us and our Peer Companies such as corporate structure, tenure of officers, variance in scope of duties for each officer and other factors when calculating a market value. This value is used as the basis of comparison of compensation provided by us and our Peer Companies. However, any application of market analysis data is tempered by our basic staffing philosophy, which is to remain as lean as practical. This guiding principle results in certain of our named executive officers having a broad range of job responsibilities, which, at certain of our Peer Companies, may be divided among multiple executive officers. The Committee’s use of market analysis data for specific compensation components is described in more detail below.

TALLY SHEETS

In 2018, compensation tally sheets for the named executive officers were prepared by our Compensation Manager and reviewed by the Committee. This review consists of a twelve month summary of cash compensation earned, employee benefits provided, stock granted (with value at grant), and value of stock released (with value at release). Total shares and present value of unvested restricted stock is also presented for review. In addition to the PM&P market analysis, information from these tally sheets was also considered by the Committee in making compensation decisions for the named executive officers, as well as guiding the design of cash and non-cash compensation and benefit programs. The Committee specifically used tally sheets in the following contexts for each named executive officer:

•	To determine the historical value of compensation paid;
•	To determine the value of restricted stock awards forfeited in the event of a voluntary termination when making decisions regarding grants to encourage retention;
•	To understand total compensation potentially payable to the named executive officers under all possible scenarios, including death/disability, retirement, voluntary termination, termination with and without cause and changes of control; and
•	To ensure that the structure of pay at different levels is fair and appropriate.

Compensation Components

Our compensation program for our named executive officers includes annual cash compensation and long-term equity-based compensation. Annual cash compensation consists of annual base salary and payments under our annual cash incentive plan. Our long-term equity-based compensation consists of equity awards made under our long-term incentive plan.

In addition, our named executive officers are eligible to (i) participate in our health and welfare plans, our Employee Stock Purchase Plan and our retirement plans (401(k) Savings Plan and Deferred Compensation Plan), (ii) receive a vehicle allowance and/ or demonstrator vehicle(s), depending on the position held, and (iii) receive perquisites and other personal benefits as described under “Other Benefits” below.

BASE SALARY

Design

We provide our named executive officers with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our named executive officers at levels that are competitive with comparable companies for the skills, experience and requirements of similar positions, using market analysis as previously discussed, in order to attract and retain top talent. In order to achieve this goal, we have generally sought to provide base salaries that fall near the 50th percentile of our Peer Companies. We believe this supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the Committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies. Individual base salary levels are generally reviewed each November and are adjusted as appropriate based on an analysis of current market salary levels at the Peer Companies, individual performance and experience, and our financial performance.

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Results

In November 2017, after reviewing the tally sheets and certain economic conditions affecting the Company, the Committee discussed with Mr. Hesterberg the appropriate base compensation levels for the Company’s named executive officers other than himself. The Committee noted that due to challenging economic conditions in some of the Company’s key markets, base salaries for the named executive officers were not changed for 2016 or 2017, and remained at the 2015 base compensation levels. In November 2017, the Committee elected to increase the base salaries for our named executive officers effective January 1, 2018 to levels that remain near the 50th percentile compensation of our Peer Companies. Accordingly, the base salaries for Messrs. Hesterberg, Kenningham, Rickel, Grese and DeLongchamps were increased to $1,150,000, $624,000, $599,700, $572,500 and $478,300, respectively.

Compensation Changes for Fiscal 2019

In November 2018, the Committee elected to increase the base salaries for our named executive officers (with the exception of Mr. Hesterberg) effective January 1, 2019, to levels that remain near the 50th percentile compensation of our Peer Companies. Accordingly, the base salaries for our named executive officers were increased as follows:

	2018 Base Salary	2019 Base Salary
Named Executive Officer	($)	($)
Earl J. Hesterberg	1,150,000	1,150,000
Daryl A. Kenningham	624,000	655,200
John C. Rickel	599,700	629,700
Frank Grese, Jr.	572,500	595,400
Peter C. DeLongchamps	478,300	492,650

ANNUAL INCENTIVE COMPENSATION PLAN

Annual cash incentive awards are intended to align our annual performance and results with the compensation paid to persons who are most responsible for such performance, and to motivate and reward achievement of Company and individual or departmental performance objectives. Meaningful, performance-related goals are established so that attaining or exceeding the performance targets is not assured, requires significant effort by each of our named executive officers, and if accomplished, contributes to the ongoing overall improvement and success of the Company.

For 2018, the annual incentive compensation plan was based upon achievement of financial and individual, or departmental, goals approved at the beginning of the year by the Committee. The financial and mission-based portions of the annual incentive awards could be awarded independently so that achievement of one was not predicated on the achievement of the other. There is, however, a minimum earnings per share goal established by the Committee at the beginning of each year which has to be achieved before any incentive award is paid.

The following is a description of the 2018 performance metrics under the annual incentive compensation plan:

Financial Goal

For 2018, the financial goal portion of our annual incentive compensation plan was based on achievement of diluted earnings per share (“EPS”). Diluted earnings per share is generally defined as our net income available to diluted common shares divided by the sum of the weighted average number of common shares outstanding during the period plus those that would have been outstanding, assuming issuance for all dilutive potential common shares. Under the 2018 annual incentive compensation plan, the Committee may, in its sole discretion, adjust the Company’s EPS when determining achievement of the financial goal metric for extraordinary or unusual items that would be included in our annual operating results, but not typically considered at the time the targets were set, such as certain asset impairments or extraordinary dilutive events which materially affect EPS.

The Committee believes that EPS is the best metric for our financial goal portion of the annual incentive compensation plan, because it incentivizes our named executive officers to maximize stockholder return and only rewards our named executive officers if our stockholders are rewarded. Further, no payments are made under the financial goal portion of the award unless a threshold level of EPS is achieved. The threshold, target and maximum levels of performance for the EPS metric set by the Committee for 2018 were as follows:

	Threshold	Target	Maximum
	($)	($)	($)
EPS	$8.20	$8.55	$8.76

Mission-based Goals

Mission-based goals typically include specific goals that are related to the individual’s functional area and are established at the beginning of each fiscal year jointly by the named executive officer and our Chief Executive Officer and reviewed by the Committee, or in the case of the Chief Executive Officer, by the Committee and the Board. These goals are integral toward achieving key business objectives, such as those listed on page 42 which help improve our financial performance, promote corporate efficiencies and contribute to the growth of our Company. In 2018, the following mission-based goals were assigned to each of our named executive officers:

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Name	Individual/Departmental Performance Targets
Earl J. Hesterberg	•	Establish successful U.K. management structure and headquarters
	•	Identification of disruptive forces and revise strategy as necessary
	•	Complete brand study and leverage certain brands
	•	Focus on disposition of underperforming stores
	•	Increase U.S. used vehicle gross profit
	•	Increase U.S. aftersales gross profit
	•	Achieve selling, general and administrative cost reduction target
Daryl A. Kenningham	•	Decrease employee turnover
	•	Increase U.S. aftersales gross profit
	•	Increase U.S. used vehicle gross profit
	•	U.S. inventory management
	•	Achieve selling, general and administrative cost reduction target
John C. Rickel	•	Payroll conversion and implementation
	•	Implementation of new payment solution
	•	Further consolidate U.K. accounting
	•	Continue deployment of cybersecurity measures
	•	Achieve selling, general and administrative cost reduction target
Frank Grese, Jr.	•	Coordinate with procurement department to identify and achieve cost savings goal
	•	Improve employee retention through training, professional development programs and learning opportunities
	•	Support greater employee engagement and development through employee recognition programs
	•	Achieve recruiting objectives for dealership service employees
	•	Develop service appointment rescheduling system; support service development center
	•	Expand employee training program to develop “touch points” for more interaction with new employees
	•	Promote employee wellness programs through quarterly wellness challenges
	•	Achieve selling, general and administrative cost reduction target
Peter C. DeLongchamps	•	Achieve F&I per retail unit target
	•	Maintain capital expenditure projects within budget while maintaining positive relationships with manufacturers
	•	Implement online F&I product cancellations initiative
	•	Renegotiate key lender agreements and roll out to U.S. dealerships
	•	Continued focus on communication and relationships with manufacturers and investment community
	•	Achieve selling, general and administrative cost reduction target

The Committee decided that for 2018 as long as earnings per share was at least $7.25, the mission-based portion of the award would be payable from 0% to 100% according to individual goal achievement levels. As a result, assuming all mission-based goals were attained, the following table sets forth the threshold, target and maximum annual incentive compensation plan potential payouts for 2018, as a percentage of base salary. The target performance level was set such that, if attained, the total cash compensation paid to our named executive officers would approximate the median paid to named executive officers at our Peer Companies.

		How the Annual Incentive is Paid (as a % of Salary)
		Financial Based			Total Opportunity (Assumes 100% Payout on Mission Based)
	Mission
Named Executive Officer	Based	Threshold	Target	Max	Threshold	Target	Max
Earl J. Hesterberg	50.0%	16.7%	33.3%	75.0%	66.67%	83.33%	125.00%
Daryl A. Kenningham	50.0%	16.7%	33.3%	75.0%	66.67%	83.33%	125.00%
John C. Rickel	50.0%	16.7%	33.3%	65.0%	66.67%	83.33%	115.00%
Frank Grese, Jr.	50.0%	16.7%	33.3%	65.0%	66.67%	83.33%	115.00%
Peter C. DeLongchamps	50.0%	16.7%	33.3%	65.0%	66.67%	83.33%	115.00%

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Results

For 2018, we achieved the maximum level of our financial goal (EPS). Adjusted actual EPS was $8.91, exceeding the maximum target performance level of $8.76.

In connection with its review of the performance of our Chief Executive Officer, the Committee determined that Mr. Hesterberg had achieved 100% of his 2018 mission-based goals, resulting in a 100% payment of the mission-based payout. Following extensive discussion with our Chief Executive Officer regarding his evaluation of the performance of our named executive officers, the Committee determined that Messrs. Kenningham, Rickel, Grese and DeLongchamps met or surpassed their individual and departmental goals, resulting in 100% payout of the mission-based payout. In making these determinations, the Committee specifically considered each named executive officer’s leadership in achieving each of the goals.

Based on the Committee’s evaluation of the performance of each of our named executive officers, it determined the degree to which each named executive officer had achieved his goals and the following amounts of incentive compensation were paid with respect to the 2018 year:

LONG TERM EQUITY INCENTIVE COMPENSATION

Design

To align the compensation of our named executive officers with the attainment of our business goals and an increase in stockholder value, we award long-term equity incentive grants to our named executive officers as part of our total compensation package. These awards have been made pursuant to the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan (the “LTIP”) and the 2007 Long Term Incentive Plan.

We believe that restricted stock, subject to time-based vesting requirements, appropriately aligns management’s interests with those of our Company and our stockholders, while helping to motivate and retain key members of our management team.

When determining the size of the awards, we typically consider amounts that would provide our named executive officers with long-term incentive opportunities that, when performance is above target, results in pay above the median of our peer companies. We then take into account individual performance, the position and value of the named executive officer to our Company, experience and length of service to us, our desire to incentivize the officer to remain with our Company, and the amount of equity previously awarded to the officer.

Vesting of these awards is intended to facilitate retention, and the shares vest over a five-year period with the restrictions relating to the awards lapsing 40% after two years and 20% in each year thereafter. Since 2008, our vesting provisions have been based on the passage of time. Under the terms of the current award agreements, in the event of death or disability of any employee with unvested awards, all granted but unvested awards will automatically vest.

In addition, in the event of a “qualified retirement,” which is a retirement after a minimum of ten years of service with our Company and the executive attaining the age of 63, upon satisfaction of a two year non-compete and certain non-disclosure covenants, all unvested shares of restricted stock or restricted stock units (granted in prior years) held by the named executive officer as of his retirement date will vest. Provided, however, that beginning with the awards granted in 2018, any restricted stock granted to the executive must have been received at least six months prior to his notification of his intent to terminate his employment due to Qualified Retirement, and at least six months prior to the effective retirement date to be eligible for vesting as provided above.

2018 Awards

In February 2018, the Committee reviewed the tally sheets and the competitive analysis prepared by PM&P to determine how each named executive officer’s base and total compensation compared to their peers and in order to assess all elements of each executive’s pay relative to total compensation. The Committee also considered each executive’s current equity position for purposes of reward and retention and considered other factors, such as size of previous awards, contribution to corporate results, leadership and Company performance during the year when making the decision as to the size of the equity award for each named executive officer. Based on the analysis and review described above, on February 20, 2018, the Committee granted the following restricted stock awards to the named executive officers: Mr. Hesterberg (47,371 shares; valued at $3,599,959), Mr. Kenningham (13,000 shares; valued at $987,935),

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Mr. Rickel (11,500 shares; valued at $873,943), Mr. Grese (9,000 shares; valued at $683,955) and Mr. DeLongchamps (8,500 shares; valued at $645,958).

For more information on the 2018 equity awards, please see the section entitled “Executive Compensation — Grants of Plan Based Awards in 2018.”

Compensation Changes for Fiscal 2019

In 2019, after extensive discussions between the Compensation Committee and the compensation consultant, the Compensation Committee determined that the annual equity awards made to certain executive officers should include a performance-based award component. Accordingly, 25% of each NEO’s equity compensation under the LTIP will be subject to performance-based criteria, as follows: 50% of the performance-based portion of the equity award or 12.5% (50% x 25%) of the total grant, will be based on Group 1’s return on invested capital (“ROIC”), and 50% of the performance-based portion of the equity award or 12.5% of the total grant will be based on the Company’s total shareholder return (“TSR”) relative to a group of five domestic automotive retailers. The performance period is two fiscal years (2019 and 2020) but the vesting period for the performance shares is three years. The Committee will certify performance at the February 2021 meeting following the end of the two-year performance period, and any awards that became eligible to vest as a result of performance will remain subject to a time-based vesting requirement for one additional year. Full vesting of any performance shares earned will vest on the third anniversary of the grant date (February 2022).

401(K) PLAN

We maintain the Group 1 Automotive, Inc. 401(k) Savings Plan (the “401(k) Savings Plan”) to assist all employees in providing for their retirement. Matching contributions may be in the form of cash or shares of our common stock or a combination of both, as determined by the Committee. All of our matches have been in cash for all employees. Amounts that we contributed to each named executive officer’s 401(k) Savings Plan account are disclosed within the Summary Compensation Table.

EMPLOYEE STOCK PURCHASE PLAN

Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our named executive officers, are offered the opportunity to purchase up to $25,000 annually of our common stock at a 15% discount to market, provided that the maximum number of shares that may be purchased by an employee shall not exceed 3,000 shares of common stock per quarter. This is an additional equity incentive we offer to all of our employees to further promote their interest in enhancing stockholder value. These shares may not be sold by the employee for a minimum of six months following purchase.

DEFERRED COMPENSATION PLAN

The Group 1 Automotive, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed as a retention tool for our corporate and regional officers, dealership general managers, other key employees and non-employee directors. It allows participants the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants can choose from various defined investment options in which the deferred compensation is notionally invested. Pursuant to the Deferred Compensation Plan, certain corporate officers, including our named executive officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation, and we may make contributions to the participants’ accounts. For a more detailed discussion of the Deferred Compensation Plan, please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation.”

OTHER BENEFITS

Health and Welfare Benefits

Our named executive officers are eligible to participate in our standard medical, dental, vision, disability insurance and life insurance plans to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our full-time employees.

Vehicle Allowance

Under his employment agreement, our Chief Executive Officer is provided with two vehicles for his use. Our President, U.S. Operations receives the use of two vehicles. Our Senior Vice President and Chief Financial Officer, our Senior Vice President, Human Resources, Training and Operations Support and our Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs, as well as our other Senior Vice Presidents, receive a vehicle allowance of $15,000 per year and the use of one vehicle. Vice Presidents are provided with a vehicle allowance of $11,300 per year, or a vehicle, and in certain limited cases, both.

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Other Perquisites and Personal Benefits

We provide certain named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided in order to enable us to attract and retain these executives. For example, we pay for club membership privileges that are used primarily for business but also for occasional personal purposes by our Chief Executive Officer, Mr. Hesterberg. In addition, we own a fractional interest in an aircraft which is primarily used for business purposes. However, we make a portion of our time available to Mr. Hesterberg for personal use during the year. In 2018, Mr. Hesterberg was allowed a maximum of 40 flight hours for personal use; however, his actual personal usage was 29.1 hours. Mr. Hesterberg reimburses us for his personal use based on the published standard industry fare level valuation method. We provide this benefit to Mr. Hesterberg because it optimizes the use of his time and is consistent with similar benefits provided by our Peer Companies.

Employment Agreements, Severance Benefits and Change in Control Provisions

We maintain employment and other compensatory agreements with certain named executive officers to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as non-competition and non-solicitation provisions, as well as change in control payments, are essential to retaining our talent and protecting our stockholders. We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements. These agreements and our severance terminology are described in more detail elsewhere in this proxy statement.

Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements.” These agreements provide for severance compensation to be paid if the officer’s employment is terminated under certain conditions, such as following a corporate change, involuntary termination, termination by us for “cause,” death or disability, each as defined in the applicable executive’s agreement. The employment and other compensatory agreements between our Company and our named executive officers and the related severance provisions are designed to meet the following objectives:

CORPORATE CHANGE

In certain limited scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. As a result, we provide severance compensation to certain named executive officers if the officer’s employment is terminated following a corporate change transaction. Our intent is to promote the ability of the officer to act in the best interests of our stockholders even though his or her employment could be terminated as a result of the transaction. However, as previously discussed, we do not provide any excise tax gross-ups to any of our named executive officers.

TERMINATION WITHOUT CAUSE

If we terminate the employment of certain named executive officers “without cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in “Executive Compensation - Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated officer is bound by confidentiality, non-solicitation and non-compete provisions ranging from one to two years after termination. Both parties have mutually agreed to a severance package that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of our Company and its stockholders.

Hedging and Pledging Prohibitions

Our Directors and named executive officers are prohibited from engaging in “short sales” of our stock or otherwise hedging the risk of ownership of our stock. We have also adopted a policy that prohibits our directors and officers from pledging their Company stock, or engaging in any other transaction of a similar nature that has the effect of using Group 1 securities as collateral.

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Policy on Payment or Recoupment of Performance-Based Cash Bonuses and Performance-Based Stock Bonuses in the Event of Certain Restatements

The Committee has adopted a policy on payment or recoupment of performance-based cash bonuses and performance-based stock bonuses in the event of certain restatements, excluding those required by a change in generally accepted accounting principles, which provides that we will require the payment or reimbursement (to the extent permitted by governing law) of all or a portion of any performance-based cash or performance-based stock bonus where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement and (b) a higher or lower payment would have been made to the employee based upon the restated financial results. In each of these instances, we will, to the extent practicable: (a) either make a payment of, or seek to recover, the cash amount by which the individual employee’s annual performance-based bonus was recalculated based on the restated financial results; provided that we will not pay or seek to recover bonuses paid more than three years prior to the date the applicable restatement is disclosed; (b) cause the award or cancellation of any performance-based stock awards; and (c) seek reimbursement of any unearned gains realized on the vesting of performance-based stock attributable to such awards.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our named executive officers, as well as other officers within our Company. The guidelines require our named executive officers to maintain a minimum number of shares of our common stock while they are employed by us. The guidelines reinforce the importance of aligning the longer-term interests of our named executive officers with the interests of our stockholders and are expressed in terms of the dollar value of their equity holdings as a multiple of each named executive officer’s base salary.

The dollar value of stock ownership is based on base salary times a multiple divided by the previous 36-month average stock price as calculated on December 31st of each year. Unvested restricted stock awards or restricted stock units are counted towards each named executive officer’s ownership requirement. Stock ownership levels should be achieved by each officer within five years of the adoption of these guidelines, or within five years of the individual’s appointment as an officer. Each of our named executive officers was in compliance with current guidelines on December 31, 2018, as indicated below:

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Tax Deductions for Compensation

In conducting our executive compensation programs, prior to 2018 the Committee considered the effects of Section 162(m) of the Internal Revenue Code (the “Code”), which denied publicly held companies a tax deduction for annual compensation in excess of $1 million paid to certain covered employees unless their compensation was based on performance criteria. Section 162(m) of the Code was modified in connection with the Tax Cuts and Jobs Act, and beginning with the 2018 calendar year there is no longer an exception for performance-based compensation arrangements that are not deemed to be grandfathered pursuant to the Tax Cuts and Jobs Act, therefore Section 162(m) of the Code did not have an impact on the compensation decisions that the Committee made in 2018. The Committee retains the ability to evaluate the performance of our named executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

Risk Assessment

We have reviewed our compensation policies and practices for all employees, including our named executive officers, and determined that our compensation programs are not reasonably likely to cause behaviors that would have a material adverse effect on our Company. Moreover, we believe that several design features of our compensation programs and policies reduce the likelihood of excessive risk-taking:

The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.
Annual and long-term incentive payouts are capped at industry standard levels.
We currently do not grant stock options.
The Compensation Committee has discretion over incentive program payouts.
The compensation recovery policy (which extends to all employees participating in the incentive plan) allows our Company to “claw back” payments made using materially inaccurate financial results.
Our named executive officers are subject to robust stock ownership guidelines.
Compliance and ethical behaviors are integral factors considered in all performance assessments.
We set the proper ethical and moral expectations through our policies, values and procedures and provide various mechanisms for reporting issues.
We maintain an evaluation program, including periodic reviews and audits of our dealership sales and finance departments, which enables us to verify that our compensation policies and practices are aligned with expectations.
A cap is placed on the number of shares of common stock that may be awarded to an individual in any calendar year.

We believe that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

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Report of the Compensation Committee

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Committee:

•	reviewed and discussed the disclosure set forth under the heading “2018 Compensation Discussion and Analysis” with management; and
•	based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading “2018 Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Group 1 Automotive, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Max P. Watson, Jr. (Chairman)

John L. Adams

Stephen D. Quinn

Anne Taylor

MaryAnn Wright

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Executive Compensation

2018 Summary Compensation Table

The following table summarizes, with respect to our named executive officers, information relating to the compensation earned for services rendered in all capacities during 2018. Our named executive officers consist of five senior corporate officers, including our Chief Executive Officer and our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Earl J. Hesterberg President and Chief Executive Officer	2018	1,150,000	3,599,959	1,437,500	337,607	378,588	6,903,654
	2017	1,100,000	1,999,966	485,833	322,320	203,550	4,111,669
	2016	1,100,000	1,813,700	1,210,000	237,057	213,565	4,574,322
Daryl A. Kenningham President, U.S. Operations	2018	624,000	987,935	780,000	181,560	26,745	2,600,240
	2017	533,333	962,312	645,296	169,653	31,310	2,341,904
John C. Rickel Senior Vice President and Chief Financial Officer	2018	599,700	873,943	689,655	395,460	26,210	2,584,968
	2017	583,500	845,799	389,000	379,516	25,338	2,223,153
	2016	583,500	747,763	671,025	282,877	26,740	2,311,905
Frank Grese, Jr. Senior Vice President, Human Resources, Training and Operations Support	2018	572,500	683,955	658,375	193,206	31,914	2,139,950
	2017	540,000	589,235	346,500	170,839	33,171	1,679,745
	2016	540,000	414,560	621,000	129,632	32,511	1,737,703
Peter C. DeLongchamps Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs	2018	478,300	645,958	550,045	82,345	24,952	1,781,600
	2017	456,300	651,610	182,520	82,239	22,418	1,395,087
	2016	456,300	518,200	342,225	66,367	18,759	1,401,851

(1)	The amounts in the “Stock Awards” column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized by our named executive officers. These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with restricted stock awards granted under the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan and the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan. Assumptions made in the calculation of these amounts in fiscal years 2016, 2017 and 2018 are included in Note 5 to the audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018, respectively. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. For example: As of December 31, 2018, our named executive officers had not realized any value from their 2018 awards because vesting will not begin until 2020, when forfeiture restrictions will lapse as to 40% of the awards. Forfeiture restrictions will lapse as to the remaining 60% of the 2018 awards in 20% increments in 2021, 2022 and 2023. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards as of December 31, 2018” table.
(2)	Annual cash incentive awards based upon the achievement of financial and mission-based goals. This is discussed further under “2018 Compensation Discussion and Analysis — Annual Incentive Compensation Plan”.
(3)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.12%. We do not offer a pension plan.
(4)	The following table contains a breakdown of the compensation and benefits included under “All Other Compensation” for 2018:

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Name	Year	401(k) Savings Plan Matching Contribution ($)	Automobile Allowance ($)	Use of Demonstrator Vehicle(a) ($)	Airplane Use(b) ($)	Club Membership and Dues ($)	Total ($)
Earl J. Hesterberg	2018	7,950	—	27,538	330,759	12,341	378,588
Daryl A. Kenningham	2018	7,950	—	18,795	—	—	26,745
John C. Rickel	2018	7,950	15,000	3,260	—	—	26,210
Frank Grese, Jr.	2018	5,913	15,000	11,001	—	—	31,914
Peter C. DeLongchamps	2018	7,950	15,000	2,002	—	—	24,952

(a)	Represents the incremental cost for personal use of one or more Company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use, which we track through travel logs.
(b)	While we do not have formal arrangements regarding airplane use with our named executive officers other than Mr. Hesterberg, in the event that the executives or their family members make use of the airplane they will reimburse us for their personal costs. Amounts within this column represents the incremental cost to us of providing this benefit, which is generally the difference between the amount paid by the executive for the use of our leased airplane under the standard industry fare level (“SIFL”) method and the lease cost to us for such use.

Grants of Plan-Based Awards in 2018

The following table provides information concerning each grant of an award made to our named executive officers under our annual incentive compensation plan and 2014 Long Term Incentive Plan during 2018:

		Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#)	Awards ($)
Earl J. Hesterberg	—	—	958,333	1,437,500	—	—
	02/20/2018	—	—	—	47,371	3,599,959
Daryl A. Kenningham	—	—	520,000	780,000	—	—
	02/20/2018	—	—	—	13,000	987,935
John C. Rickel	—	—	499,750	689,655	—	—
	02/20/2018	—	—	—	11,500	873,943
Frank Grese, Jr.	—	—	477,083	658,375	—	—
	02/20/2018	—	—	—	9,000	683,955
Peter C. DeLongchamps	—	—	378,583	550,045	—	—
	02/20/2018	—	—	—	8,500	645,958

(1)	Estimated possible payouts under the 2018 annual incentive compensation plan. The “Threshold” column shows dashes because the ultimate value of the annual incentive compensation payouts could be reduced to effectively zero. The amounts shown in the “Target” and “Maximum” columns assume achievement of 100% of the mission-based goals for each named executive officer. See the “Non-Equity Incentive Plan Compensation” column of the 2018 Summary Compensation Table for actual amounts paid to named executive officers under the annual incentive compensation plan for 2018 and “2018 Compensation Discussion and Analysis — Annual Incentive Compensation Plan” beginning on page 44 of this proxy statement for a description of the annual incentive compensation plan and how the payouts were determined.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors we believe are necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2018.

EMPLOYMENT, INCENTIVE COMPENSATION AND NON-COMPETE AGREEMENTS

Earl J. Hesterberg

Effective May 19, 2015, we entered into an employment agreement with Mr. Hesterberg. Mr. Hesterberg’s annual base salary under the employment agreement is $1,100,000 (retroactive to January 1, 2015), subject to increase by the Compensation Committee from time to time. Effective January 1, 2018, the Compensation Committee increased Mr. Hesterberg’s base salary to $1,150,000.

On May 17, 2018, we entered into an amendment to employment agreement with Mr. Hesterberg. Under the terms of the employment agreement, as amended, the employment agreement was extended for a one-year term, and continuing through May 19, 2019, unless earlier terminated as provided therein. Following May 19, 2019, the agreement will continue until terminated by either Group 1 or Mr. Hesterberg upon delivery of written notice of termination no later than six months prior to the date of termination set forth in such notice. Provisions of Mr. Hesterberg’s employment agreement, as amended, related to termination and change in control are discussed in “Potential Payments upon Termination or Change in Control” beginning on page 57 of this proxy statement.

John C. Rickel

Effective January 1, 2009, we entered into an employment agreement with Mr. Rickel. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Rickel through December 31, 2010. Mr. Rickel’s employment agreement automatically renews for successive one-year periods unless either party prior to the expiration of the term provides 60 days prior written notice of termination to the other party. Provisions of Mr. Rickel’s employment agreement related to termination and change in control are discussed in “Potential Payments upon Termination or Change in Control” beginning on page 57 of this proxy statement.

Additional Information

Messrs. Hesterberg, Kenningham, Rickel, Grese and DeLongchamps are also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Messrs. Hesterberg and Kenningham are entitled to the use of two demonstrator vehicles of their choice, and Messrs. Rickel, Grese and DeLongchamps are each entitled to one demonstrator vehicle of their choice and a vehicle allowance totaling $1,250 per month.

All incentive compensation awards payable to Messrs. Hesterberg and Rickel will be determined by the Committee in its sole discretion in accordance with the terms of our annual incentive compensation program, and all payments pursuant to this program shall be made on or before March 15th of the year following the year of service to which the incentive compensation relates.

We have not entered into an employment or non-compete agreement with Mr. Kenningham, Mr. Grese or Mr. DeLongchamps. However, in the event of a “qualified retirement”, which is a retirement after a minimum of ten years of service with our Company and the executive attaining the age of 63, upon satisfaction of a two year non-compete and certain non-disclosure covenants, all unvested shares of restricted stock or restricted stock units (granted in prior years) held by the named executive officer as of his retirement date will vest. Provided, however, that beginning with the awards granted in 2018, any restricted stock awarded to the executive must have been granted (1) at least six months prior to the date the executive provides notification of his intent to terminate his employment due to qualified retirement, and (2) at least six months prior to his effective retirement date, to be eligible for vesting as provided above. Messrs. Hesterberg and Grese are currently the only named executive officers eligible for a “qualified retirement”.

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Outstanding Equity Awards at December 31, 2018

The following table provides information concerning restricted stock awards for our named executive officers. As of December 31, 2018, none of our named executive officers held any stock options.

	Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Earl J. Hesterberg	02/25/2014	9,000	474,480
	02/24/2015	14,000	738,080
	02/17/2016	21,000	1,107,120
	03/01/2017	25,440	1,341,197
	02/20/2018	47,371	2,497,399
Daryl A. Kenningham	02/25/2014	1,000	52,720
	02/24/2015	3,200	168,704
	02/17/2016	4,800	253,056
	02/28/2017	12,265	646,611
	02/20/2018	13,000	685,360
John C. Rickel	02/25/2014	3,100	163,432
	02/24/2015	5,772	304,300
	02/17/2016	8,658	456,450
	02/28/2017	10,780	568,322
	02/20/2018	11,500	606,280
Frank Grese, Jr.	02/25/2014	1,600	84,352
	02/24/2015	3,200	168,704
	02/17/2016	4,800	253,056
	02/28/2017	7,510	395,927
	02/20/2018	9,000	474,480
Peter C. DeLongchamps	02/25/2014	2,200	115,984
	02/24/2015	3,848	202,867
	02/17/2016	6,000	316,320
	02/28/2017	8,305	437,840
	02/20/2018	8,500	448,120

(1)	Forfeiture restrictions on our restricted stock awards lapse over a five-year period: 40% of the award on the second anniversary of the grant date, and 20% on the third, fourth and fifth anniversaries of the grant date, respectively.
(2)	Calculated using value of our common stock at close of market on December 31, 2018 (the last trading day of the 2018 year) of $52.72.

2018 Restricted Stock Vested

The following table provides information relating to the vesting of restricted stock during 2018 on an aggregated basis for each of our named executive officers. Our named executive officers currently do not have stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Earl J. Hesterberg	39,000	2,938,970
Daryl A. Kenningham	7,600	573,302
John C. Rickel	14,758	1,113,049
Frank Grese, Jr.	8,200	618,338
Peter C. DeLongchamps	10,324	778,513

(1)	Represents the gross number of shares acquired upon vesting of restricted stock, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)	Represents the value of the vested restricted stock, calculated by multiplying (a) the number of vested shares of restricted stock by (b) the average of the high and low sales prices of our common stock on the vesting date, which is how we calculate market value for purposes of this table.

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Nonqualified Deferred Compensation

The following table sets forth our named executive officers’ information regarding the Deferred Compensation Plan, including, with respect to each officer: (1) the aggregate contributions made by the officer, (2) the employer contribution, (3) the aggregate interest or other earnings accrued, and (4) the total balance of the officer’s account.

Name	Executive Contributions in Last FY(1) ($)	Employer Match Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Balance at Last FYE(4) ($)
Earl J. Hesterberg	1,150,000	210	549,120	7,223,963
Daryl A. Kenningham	—	—	296,192	3,881,688
John C. Rickel	—	210	645,528	8,464,076
Frank Grese, Jr.	615,438	—	314,178	4,263,458
Peter C. DeLongchamps	69,354	—	135,316	1,772,610

(1)	Reported as compensation to the named executive officer in the Summary Compensation Table for 2018, (including any non-equity incentive plan compensation earned during 2018, but paid in 2019).
(2)	Represents portion of Company 401(k) savings plan matching contributions that could not be contributed into the 401(k) savings plan for the individuals due to Code restrictions. The 401(k) Savings Plan matching contributions are reported as “All Other Compensation” in the Summary Compensation Table for 2018.
(3)	The following portions of the aggregate earnings in the last fiscal year were reported in the 2018 “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2018 Summary Compensation Table because they were above-market earnings: Mr. Hesterberg ($337,607), Mr. Kenningham ($181,560), Mr. Rickel ($395,466), Mr. Grese ($193,206), and Mr. DeLongchamps ($82,345).
(4)	The following portions of the aggregate balance amounts for each of the following named executive officers were reported as compensation to the officer in the Summary Compensation Table in previous years:

	Earl J. Hesterberg ($)	Daryl A. Kenningham ($)	John C. Rickel ($)	Frank Grese, Jr. ($)	Peter C. DeLongchamps ($)
2017	340,083	451,707	466,814	443,250	13,689
2016	847,000	—	904,425	321,300	82,134
2015	924,000	—	636,015	—	82,134
2014	375,000	—	560,835	—	86,450
2013	66,667	—	385,000	—	44,400
2012	125,000	—	215,938	—	62,550
2011	100,000	—	462,000	—	25,120
2010	—	—	465,750	—	—
2009	500,000	—	561,630	—	—
2008	37,159	—	11,300	—	—
2007	39,509	—	7,852	—	—
2006	25,465	—	1,235	—	—
2005	12,019	—	—	—	—

Pursuant to the Deferred Compensation Plan, certain corporate officers, including named executive officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned. At the plan administrative committee’s discretion, deferral elections with respect to certain performance-based compensation may be made not later than six months prior to the end of the performance period in which such compensation is earned. In addition, for each calendar year, we contribute an amount on behalf of each executive equal to the amount of the employer match the executive forfeited under the 401(k) Savings Plan in order for the 401(k) Savings Plan to comply with the nondiscrimination requirements of the Internal Revenue Code. Currently, 100% of each named executive officer’s account is vested. We may also make discretionary credits to an officer’s account from time to time, which credits will be subject to a vesting schedule established by us at the time of such credit. We did not make any discretionary contribution credits during the 2017 or 2018 year. If no vesting schedule is established, the officer will be vested in a percentage of the discretionary employer deferral equal to the officer’s vested interest in his “employer contribution account” under the 401(k) Savings Plan. If we undergo a corporate change, the officer will become fully vested in his account under the Deferred Compensation Plan.

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Benefits under the Deferred Compensation Plan will be paid no earlier than upon the executive’s termination of service, or, upon a certain date elected by the officer. Benefits will be paid, at the participant’s election, in a lump sum or in annual installments, although all distributions will be paid in cash. Payments upon an executive’s termination of service may be delayed for six months to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Except in the event of unforeseeable financial emergencies, in-service withdrawals are generally not permitted in the Deferred Compensation Plan, although the necessary portion of a participant’s vested account balance may be distributed in order to satisfy certain employment, federal or state taxes. An unforeseeable financial emergency shall allow a participant to access vested funds in his accounts upon the occurrence of: (1) a severe financial hardship of the participant that results from an illness or accident of the participant, or the participant’s beneficiary, spouse or dependent; (2) loss of the participant’s or the beneficiary’s property due to casualty; or (3) a similar extraordinary and unforeseeable circumstance as described in Section 409A of the Internal Revenue Code arising as a result of events beyond the participant’s control.

Deferred amounts will be deemed to be notionally invested in such fund as the participants shall designate. Most of the funds are also available in the Group 1 401(k) Savings Plan except for the Group 1 Guaranteed Crediting Rate investment option which is the default investment option and only available in the Deferred Compensation Plan. The Group 1 Guaranteed Crediting Rate investment option is a declared interest rate, which is set by the Committee annually. The deferred interest rate for 2018 was set at 8.0%.

Potential Payments upon Termination or Change in Control

We believe providing certain senior corporate officers with severance payments and accelerated vesting of equity awards in certain circumstances are important retention tools. In addition, we believe that providing for double-trigger payments and equity award vesting to certain key executives in connection with a change in corporate control helps maximize stockholder value by encouraging our executives to objectively review any proposed transaction, whether or not that executive will continue to be employed. Executive officers at other companies in the general market against which we compete for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a corporate change and post-termination payments, and we have consistently provided this benefit to certain senior corporate officers in order to remain competitive in attracting and retaining skilled professionals.

The discussion below discloses the amount of compensation and/ or other benefits that would be payable to each of our named executive officers in the event of termination of their employment under the following scenarios: death, disability, with and without cause, for certain constructive termination events, and following a corporate change. All potential payments to the named executive officers upon termination of their employment or upon a corporate change that could have occurred on December 31, 2018 are governed by the 2014 Long Term Incentive Plan and the 2007 Long Term Incentive Plan pursuant to which various equity incentive awards were issued and, with respect to Messrs. Hesterberg and Rickel, the terms of employment agreements as described below. None of our named executive officers is entitled to an excise tax gross-up payment. For additional information regarding the employment agreements, see “2018 Compensation Discussion and Analysis — Employment Agreements, Severance Benefits and Change in Control Provisions.”

EMPLOYMENT AGREEMENTS

We maintained employment agreements with Messrs. Hesterberg and Rickel during 2018. Each agreement provides that in the event the executive is terminated due to an Involuntary Termination or the executive terminates his employment following a Constructive Termination Event, the executive will be entitled to the following:

•	a lump sum payment equal to the executive’s base salary divided by 12 and multiplied by a severance multiplier. The “severance multiplier” in the case of Mr. Hesterberg or Mr. Rickel, is the greater of 12 months or the remaining months in the term of the employment agreement. The payment will be made on the first day of the seventh month following the termination of employment;
•	a pro rata bonus calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following the executive’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred;
•	immediate vesting of all unvested restricted stock awards or stock options, which will be exercisable as if the executive had continued to be employed by us for the full term of his employment agreement; and
•	the use of a demonstrator vehicle for a period of six months.

In the event that the executive terminates employment following an involuntary reduction of his salary or incentive compensation targets within six months after a Corporate Change, the executive will be entitled to the same payments and benefits as described in the first three bullets above, except the severance multiplier will be 30 months. Each agreement further provides that if the executive’s employment is terminated due to Death or Disability, then the executive is entitled to:

•	his pro rata salary through the date of such termination and a pro rata bonus (based on his termination date), calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following the executive’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred;

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•	immediate vesting of all unvested restricted stock awards or stock options, which will be exercisable as if the executive had continued to be employed by us for the full term of his employment agreement; and
•	in the case of Disability, the use of a demonstrator vehicle for a period of six months, or in the event of the executive’s Death, for Messrs. Hesterberg and Rickel, the use of the vehicle would go to the surviving spouse, if any, for a period of twelve months.

Mr. Hesterberg’s agreement also provides that if he resigns at any time after May 18, 2018, all unvested equity awards held by Mr. Hesterberg will vest upon satisfaction of certain post-termination employment obligations set forth in his non-compete agreement (discussed below); provided, however, that beginning with the awards granted in 2018, any restricted stock awarded to the executive must have been granted at least six months prior to the date the executive provides notification of his intent to terminate his employment due to qualified retirement, and at least six months prior to his effective retirement date to be eligible for vesting as provided above. In addition, if Mr. Hesterberg’s employment is terminated for any reason, other than cause, after May 18, 2018, he will receive his pro rata bonus through the date of his termination, calculated in accordance with the annual incentive compensation plan and paid in a single lump sum payment.

In the event of a termination by the Company for Cause or a Voluntary Termination by the executive, all compensation and benefits will cease as of the respective date of termination. In these circumstances, the named executive officers would only receive base salary earned but not yet paid.

The employment agreements contain a covenant that the executives will not sue or lodge any claim against us based upon an Involuntary Termination for any payments in addition to those described above. In the event that the executive breaches this covenant, we will be entitled to recover from that executive all sums we or any of our subsidiaries or affiliates have expended in relation to such action. We will also be entitled to offset any amounts expended in relation to defending such claim against any amounts owed to the executive prior to a final determination of the arbitration provisions provided for in the employment agreement.

The executives have agreed not to disclose, during or at any time after their employment with us, any of our confidential information or trade secrets. The executives will return all proprietary materials, and all copies thereof, to us upon a termination of employment for any reason, and all copyrighted works that the executive may have created during his employment relating to us or our business in any manner shall remain our property.

These agreements generally contain the following terms, except where noted otherwise below, and the following provisions that could impact the amount of compensation that the executives receive at or following their separation from service from us:

•	“Cause” shall mean any of the following: (1) conviction or plea of nolo contendere to a felony or a crime involving moral turpitude; (2) breach of any material provision of either an agreement with us or our Code of Conduct; (3) the use, for his own benefit, of any confidential or proprietary information of ours, or willfully divulging for his benefit such information; (4) fraud or misappropriation or theft of any of our funds or property; (5) willful refusal to perform his duties; or (6) gross negligence; provided, however, that we, before terminating the executive under (2) or (5), must first give written notice to him of the nature of the alleged breach or refusal and must provide him with a minimum of fifteen days to correct the problem. Before terminating him for purported gross negligence we must give written notice that explains the alleged gross negligence in detail and must provide him with a minimum of 20 days to correct the problem, unless correction is inherently impossible.
•	“Corporate Change” shall mean the first to occur of any of the following events: (1) any person acquires 50% or more of our common stock or voting securities, other than (a) any acquisition directly from or resulting from an acquisition of our shares by us, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us, or (c) any acquisition by any entity pursuant to a transaction which complies with clauses (a) or (b); (2) the occurrence of a merger, reorganization, consolidation or disposition of all or substantially all of our assets, unless our stockholders prior to such transaction hold more than 50% of the equity and voting power of the resulting entity or entity holding such assets, no person (other than benefit plans of such entity) holds 50% or more of the equity or voting power of such entity and at least a majority of the board of directors of such entity were members of the Incumbent Board; or (3) our stockholders approve our complete liquidation or dissolution.
•	“Constructive Termination Event” shall occur upon: (1) the failure by us to pay the executive’s compensation as provided in the applicable agreement; (2) relocation without his consent of his primary employment location of more than 50 miles; (3) our request that the executive perform any illegal activity or sign-off on any inappropriate financial statement or acknowledgement; (4) a material diminution in the executive’s position, duties, responsibilities, reporting status, or authority; or (5) a material negative reduction in base salary or incentive compensation targets within six months after a Corporate Change, except that before exercising his right to terminate the employment relationship pursuant to any of the previous provisions, he must first give written notice to our Board of the circumstances purportedly giving rise to his right to terminate and must provide us with a minimum of thirty days to correct the problem, unless correction is inherently impossible.
•	“Disability” shall mean the executive’s becoming incapacitated by accident, sickness or other circumstance that in the reasonable opinion of a qualified doctor approved by our Board, renders him mentally or physically incapable of performing the essential functions of the executive’s position, with or without reasonable accommodation, and that will continue, in the reasonable opinion of the doctor, for a period of no less than 180 days.
•	“Involuntary Termination” shall mean a termination by the executive due to a Constructive Termination Event by itself or in relation to a Corporate Change, or by us for any reason without Cause, at the discretion of our Board; an “Involuntary Termination” also includes the nonrenewal of the executive’s employment agreement by the Board.
•	“Voluntary Termination” shall mean a termination by the executive other than for a Constructive Termination Event.

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GROUP 1 AUTOMOTIVE 2014 LONG TERM INCENTIVE PLAN

The 2014 Long Term Incentive Plan provides that, upon the occurrence of a Corporate Change, the Compensation Committee may fully vest any restricted stock awards then outstanding and, upon such vesting, all restrictions applicable to the restricted stock will terminate. Further, if the Corporate Change constitutes a change in the ownership or effective control of us or of a substantial portion of our assets, within the meaning of Section 409A of the Code, the Compensation Committee may require the mandatory surrender of phantom stock awards upon payment of the maximum value of such awards to their holders.

The 2014 Long Term Incentive Plan provides that a Corporate Change occurs if (1) we are dissolved and liquidated; (2) if we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity); (3) if we sell, lease or exchange all or substantially all of our assets to any other person or entity; (4) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.

Our named executive officers do not currently, and at December 31, 2018 did not, hold any unvested stock options or phantom stock awards, and therefore there are no amounts to report with respect to acceleration of stock option awards or payment of phantom stock awards by the Compensation Committee in connection with a Corporate Change.

The award agreements for restricted stock under the Company’s 2014 Long Term Incentive Plan also establish vesting provisions applicable to termination of employment. The award agreement for all grants of restricted stock to our named executive officers, provides for accelerated vesting if the named executive officer’s employment is terminated due to death or disability. The award agreements also provide for accelerated vesting in the case of death or disability and in the case of a qualified retirement. A “qualified retirement” is the termination of employment on a date that is on or after the employee’s attainment of age 63 and following the employee’s completion of at least ten years of service with the Company and upon satisfaction of a two year non-compete and certain non-disclosure covenants. Additionally, awards granted during the year employment is terminated will vest, provided the executive received such award at least six months prior to termination.

NON-COMPETITION AGREEMENTS

Along with their respective employment agreements, Mr. Hesterberg has entered into a Non-Compete Agreement and Mr. Rickel has entered into an Incentive Compensation and Non-Compete Agreement with us, each of which provide that for a period of two years following the executive’s termination of employment, the executive will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees.

If Mr. Hesterberg violates this agreement, he will also forfeit his rights to any restricted stock and stock options granted pursuant to his employment agreement, and we will have the right to refrain from making any further payments under that agreement, as well as to receive back from Mr. Hesterberg the full value of any payments which were made to him in the previous twelve months as well as the value of any restricted stock or stock options that may have vested during the past twelve months from the date of Mr. Hesterberg’s termination. If Mr. Rickel violates his agreement, we will have the right to demand forfeiture of any cash or equity award realized during the twelve months prior to the violation.

Messrs. Hesterberg and Grese are eligible for a “qualified retirement”, as previously described under “2018 Compensation Discussion and Analysis — Long Term Equity Incentive Compensation,” and therefore would be subject to the two year non-compete agreement described therein. Messrs. Kenningham, Rickel and DeLongchamps currently are not eligible for a qualified retirement.

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Termination and Change in Control Tables for 2018

The following tables summarize the compensation and other benefits that would have become payable to each named executive officer assuming his employment had terminated for the reasons specified below on December 31, 2018, given, if applicable, the named executive officer’s base salary as of that date and the closing price of the Company’s common stock on December 31, 2018 (the last trading day of the year), which was $52.72. In addition, the following tables summarize the compensation that would become payable to Messrs. Hesterberg and Rickel assuming that a Corporate Change of the Company coupled with an involuntary reduction of his salary or incentive compensation target had occurred on December 31, 2018.

Earl J. Hesterberg	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)
Salary and Bonus	2,587,500	2,587,500	4,312,500	1,437,500
Equity Compensation(1)	6,158,276	6,158,276	6,158,276	6,158,276
Use of Vehicle	8,743	8,743	8,743	17,486
TOTAL	8,754,519	8,754,519	10,479,519	7,613,262

(1)	The amount in the table was calculated by multiplying $52.72 by the 116,811 unvested shares of restricted stock Mr. Hesterberg held on December 31, 2018 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $6,158,276.

Daryl A. Kenningham	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(2) ($)	Death and Disability ($)
Equity Compensation(1)	—	—	1,806,451	1,806,451
TOTAL	—	—	1,806,451	1,806,451

(1)	The amount in the table was calculated by multiplying $52.72 by the 34,265 unvested shares of restricted stock Mr. Kenningham held on December 31, 2018 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $1,806,451.
(2)	Assumes Compensation Committee determines to accelerate vesting in connection with a Corporate Change.

John C. Rickel	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)
Salary and Bonus	1,289,355	1,289,355	2,188,905	689,655
Equity Compensation(1)	2,098,783	2,098,783	2,098,783	2,098,783
Use of Vehicle	1,630	1,630	1,630	3,260
TOTAL	3,389,768	3,389,768	4,289,318	2,791,698

(1)	The amount in the table was calculated by multiplying $52.72 by the 39,810 unvested shares of restricted stock Mr. Rickel held on December 31, 2018 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $2,098,783.

Frank Grese, Jr.	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(2) ($)	Death and Disability ($)
Equity Compensation(1)	—	—	1,376,519	1,376,519
TOTAL	—	—	1,376,519	1,376,519

(1)	The amount in the table was calculated by multiplying $52.72 by the 26,110 unvested shares of restricted stock Mr. Grese held on December 31, 2018 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $1,376,519.
(2)	Assumes Compensation Committee determines to accelerate vesting in connection with a Corporate Change.

Peter C. DeLongchamps	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(2) ($)	Death and Disability ($)
Equity Compensation(1)	—	—	1,521,130	1,521,130
TOTAL	—	—	1,521,130	1,521,130

(1)	The amount in the table was calculated by multiplying $52.72 by the 28,853 unvested shares of restricted stock Mr. DeLongchamps held on December 31, 2018 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $1,521,130.
(2)	Assumes Compensation Committee determines to accelerate vesting in connection with a Corporate Change.

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Director Compensation

2018 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2018. Directors who are our full-time employees receive no compensation for serving as directors. The only current employees serving as directors are Earl J. Hesterberg, our President and Chief Executive Officer, and Lincoln Pereira, Regional Vice President, Brazil, and Chairman of UAB. All compensation paid to Mr. Hesterberg as an employee may be found above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	Total ($)
John L. Adams	60,052	189,948	19,853	142,411	412,264
Carin M. Barth	62,211	189,948	17,600	1	269,760
Stephen D. Quinn	156,552	189,948	17,600	132,728	496,828
J. Terry Strange	69,052	189,948	17,600	52,257	328,857
Charles L. Szews	46,552	189,948	17,600	—	254,100
Anne Taylor(5)	14,433	61,421	5,643	—	81,497
Max P. Watson, Jr.	60,052	189,948	17,600	—	267,600
MaryAnn Wright	45,052	189,948	17,600	6	252,606

(1)	The amounts included in the “Stock Awards” column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K.
(2)	Our directors are offered the option of taking their annual retainer in restricted stock or restricted stock units. In 2018 each non-employee director received 2,640 shares of restricted stock or restricted stock units in payment of the equity portion of the 2018 annual retainer, with the exception of Ms. Taylor who joined the board on September 5, 2018 and received a pro rata annual retainer of 807 shares of restricted stock. As of December 31, 2018, Ms. Taylor held 807 shares of restricted stock for which forfeitures had not lapsed. Prior to 2019, the forfeiture restrictions on restricted stock lapsed fully after six months.
(3)	Reflects the maximum cost associated with the personal use of one Company vehicle or the economic equivalent.
(4)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.12%. We do not sponsor a pension plan.
(5)	Ms. Taylor joined the Board on September 5, 2018.

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Retainers and Fees

The table below sets forth the compensation components we paid to our non-employee directors which governed the 2018 compensation program:

Retainer and Meeting Fees(1)	2018 ($)
Annual Retainer
Annual Cash Retainer	45,000
Equity Retainer(2)	190,000
Additional Annual Retainers
Non-Executive Chairman of the Board	100,000
Audit Committee Chair	25,000
Compensation Committee Chair	15,000
Finance/Risk Management Committee Chair	15,000
Nominating/Governance Committee Chair	10,000
Board and Committee Meeting Fees(3)
Board Meetings	—
Audit Committee Meetings	—
Non-Audit Committee Meetings	—
Vehicle Stipend	17,600

(1)	All cash retainer amounts are paid quarterly.
(2)	The equity portion of the retainer is paid annually in restricted stock or restricted stock units valued at approximately $190,000 at the time of the grant pursuant to the 2014 Long Term Incentive Plan.
(3)	No meeting fees will be paid unless the Board or Committee meets more than eight times per year. In the event a Committee or the Board meets more than eight times in one year, meeting fees will be paid to the Board or respective Committee members, on a quarterly basis in the amount of $2,500 for each Board meeting or audit committee meeting and $1,500 for each non-audit committee meeting.

Equity-Based Compensation

The equity portion of our non-employee directors’ retainers is paid annually in restricted stock or restricted stock units valued at approximately $190,000 at the time of the grant pursuant to the 2014 Long Term Incentive Plan. Directors can elect whether to receive the equity retainer in restricted stock or restricted stock units. In 2018, all of our then current Directors elected to receive their annual retainer in restricted stock, except for Ms. Barth and Ms. Wright, who each elected to receive restricted stock units. The grant was effective January 2, 2018 and was determined based on the average of the high and low market price of our common stock on that date. Accordingly, each non-employee director received 2,640 shares of restricted stock or restricted stock units in payment of the equity portion of the 2018 annual retainer. Ms. Taylor was elected to the Board on September 5, 2018. Upon her election, she received a pro rata annual retainer of 807 shares of restricted stock.

Prior to 2019, the forfeiture restrictions on restricted stock lapsed fully after six months. Beginning January 1, 2019, the restricted stock or restricted stock units vest immediately upon issuance. All vested restricted stock units held by a director will settle upon the retirement, death or disability of the director. The vested restricted stock units held by a director are settled in cash or shares of our common stock upon the termination of the director’s membership on our Board of Directors. Effective January 1, 2019, all restricted stock units will be settled in cash. In the event that a director’s membership on our Board of Directors is terminated for any reason other than retirement, death or disability, the director, for no consideration, forfeits to us all of his unvested restricted stock units. Any unvested restricted stock and any restricted stock units may not be sold or otherwise transferred.

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Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our non-employee directors. The guidelines currently require our non-employee directors to own and hold 10,000 shares of our common stock. The holding requirement was determined based on competitive market practice. Stock ownership levels should be achieved by each director within five years of first appointment to the Board. Stock that applies toward satisfaction of these guidelines includes: (1) shares of common stock owned outright by the director and his or her immediate family members who share the same household, whether held individually or jointly and (2) awarded restricted stock and restricted stock unit shares. Each of our directors has met, or will meet within the applicable timeframe, our current stock ownership requirements for non-employee directors.

Nonqualified Deferred Compensation

Messrs. Adams, Quinn and Strange have elected to participate in the Company’s Deferred Compensation Plan, described in greater detail above. The plan provides those directors who elect to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. The non-employee directors may defer any portion of the cash compensation (annual retainer or meeting fees) that he or she receives with respect to the services provided to our Board, including any committee services, and the director will be 100% vested in his account at all times. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants.

Deferred amounts will be deemed to be notionally invested in such fund as the participants shall designate. Most of the funds are also available in the Group 1 401(k) Savings Plan except for the Group 1 Guaranteed Crediting Rate investment option which is the default investment option and only available in the Deferred Compensation Plan. The Group 1 Guaranteed Crediting Rate investment option is a declared interest rate, which is set by the Compensation Committee annually. The deferred interest rate for 2018 was set at 8.0%.

Ms. Barth and Ms. Wright, while not elected plan participants, have the cash portion of a marginal share from the annual equity retainer deferred into the Deferred Compensation Plan.

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CEO Pay Ratio Disclosure

SEC regulations require that we provide a comparison of the annual total compensation of Earl Hesterberg, our Chief Executive Officer in 2018, to the annual total compensation of our median employee. For purposes of providing the comparison in accordance with SEC regulations, we identified a “median employee” and compared Mr. Hesterberg’s annual total compensation to that of the median employee. For 2018, our last completed fiscal year:

•	Mr. Hesterberg’s annual total compensation was $6,903,654

•	Our median employee’s total compensation was $50,931

•	The ratio of Mr. Hesterberg’s annual total compensation to our median employee’s annual total compensation was 135 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the “Total” column in the 2018 Summary Compensation Table. We believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with applicable SEC regulations.

Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios used by other companies.

Methodology

Date Used to Determine Employee Population – For purposes of identifying the median employee, we selected December 31, 2017 to be the date as of which we would determine our employee population.

Composition of Employee Population – We determined that, as of December 31, 2017, we had three separate employee populations - Brazil, the U.K. and the U.S., with a total of 13,077 employees globally.

Given availability of payroll data, the size, composition and global diversity of these 13,077 employees, we employed statistical sampling to assist in identification of the median employee. We stratified the employee population based on similarity of characteristics such as geography into groups. We then took the natural log of compensation data for each employee within the group. This natural log of compensation provided us with the data used in the “consistently applied compensation measure (“CACM”) discussed below. From the log normal data, we calculated median, standard deviation and variance of each group for the purposes of deriving sample sizes that fairly represented the grouping. Using this methodology, we generated a random sample of 1,838 employees. The group medians were then weighted by total group headcount relative to Group 1’s 13,077 employees to derive the median employee.

Pay Data Used – To identify the median employee, we derived compensation information from our payroll records for fiscal 2017. We used a CACM which included total taxable income, or equivalent. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2017. We annualized compensation for full-time employees hired during 2017.

SEC rules permit companies to identify the median paid employee once every three years as long as there has been no change in the company’s employee population or compensation arrangements that significantly impacts the pay ratio disclosure. Since 2017 we have completed several acquisitions in the U.K. The additional employees from the acquisitions are homogenously distributed in terms of level and compensation to the existing population resulting in immaterial changes in our organization. Therefore, we are employing the same methodology used last year, as described above, to identify the median employee.

Using this methodology, there were several employees whose CACM aggregated around median. For consistency purposes, we chose to use the employee who was located in the U.S. with more consistent year over year compensation for purposes of the comparison to Mr. Hesterberg’s annual total compensation.

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Certain Relationships and Related Transactions

Transactions

During fiscal year 2018 we were not, and we are not currently, a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000, in which any of our directors, executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, except as described below and the compensation arrangements (including with respect to equity compensation) described in “2018 Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”

Information below pertains to certain related party transactions related to the operations of our subsidiary UAB, which we acquired in February 2013. All of the operations of UAB are in Brazil. The conversion of amounts expressed in Brazilian Reais to U.S. Dollars was calculated by using the average currency exchange rate for 2018, as provided by Oanda. The applicable exchange rates are: R$3.65 = USD$1.00.

LINCOLN PEREIRA AND UAB

During 2018 we paid Lincoln Pereira, a Director of our Company, R$945,264.00 (USD$258,976.44) cash compensation for his services as our Regional Vice President, Brazil and as Chairman of our Brazilian subsidiary, UAB, and R$104,643.02 (USD$28,669.32) for health insurance. Also, we paid R$472,632.00 (USD$129,488.22) as an annual Corporate Bonus regarding 2017 achievements.

Mr. Pereira’s brother, Ricardo Ribeiro da Cunha Pereira, serves as Commercial Vice President, Paraná. During 2018 the Company paid Mr. Ricardo Pereira R$483,740.42 (USD$132,531.62) in total compensation, consisting of R$411,932.58 (USD$112,858.24) of cash compensation and R$71,807.84 (USD$19,673.38) for health insurance. Also, we paid R$38,000.00 (USD$10,410.96) as an annual Corporate Bonus regarding 2017 achievements.

Mr. Pereira’s brother, Andre Ribeiro, serves as Commercial Operations Director. During 2018, the Company paid Mr. Ribeiro R$977,389.28 (USD$267,777.88) in total cash compensation, and R$95,413.33 (USD$26,104.64) for health insurance. Also, we paid R$471,027.84 (USD$129,048.72) as an annual Corporate Bonus regarding 2017 achievements.

UAB leases office and retail space at market rates from Santorini Negócios Imobiliários Ltda. (“Santorini”), a real estate company which was co-founded by Mr. Pereira. The lease provides for monthly payments of R$136,543.00 (USD$37,409.04) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expires in February 2029, but can be terminated with one month prior notice, subject to a three month early-termination penalty payment. Current owners of Santorini include Mr. Pereira’s wife, Anna Luiza Flecha de Lima da Cunha Pereira, who also manages the property, Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law, and Andrea Maria Flecha da Lima, Mr. Pereira’s sister-in-law. Total payments to Santorini in 2018 are R$1,638,516.00 (USD$448,908.49) Mr. Pereira holds no ownership interest in Santorini.

UAB also leases office space at market rates from Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law. The lease provides for monthly payments of R$16,871.00 (USD$4,622.19) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expired in October 2015, but can be terminated at any time with one month prior notice. Total payments to Irene Maria Flecha de Lima in 2018 are R$202,452.00 (USD$55,466.30).

Mr. Pereira’s cousin, Joao Candido Cunha Pereira, represents UAB in legal court cases solely relating to the State of Paraná. These legal services are governed by a contractual relationship signed in January 2012 for an undetermined term, and can be terminated at any time with 90 days’ notice. All legal rates are at or below the current market rate for such legal services. Total payments to Joao Candido Cunha Pereira in 2018 are R$395,061.37 (USD$108.235.99). UAB previously was also represented in legal matters by Cunha Pereira Law Firm, which was controlled by Mr. Pereira and his father. Mr. Pereira closed the Cunha Pereira Law Firm in 2016.

UAB purchases newspaper and radio advertising space from RPC Comunicações (“RPC”), a communications group in the state of Parana owned by Therezinha Cunha Pereira, Guilherme Cunha Pereira and Ana Amelia Cunha Pereira, Mr. Pereira’s aunt and two cousins, respectively. The prices are negotiated based on a price list published by RPC. UAB’s marketing department purchases the advertising space directly from RPC without any involvement from Mr. Pereira, at or below current market rates for such services, on an “as-needed” basis. There were no payments to RPC in 2018.

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Policies and Procedures

We review all relationships and transactions in which we and our directors and named executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our General Counsel’s office is primarily responsible for the development and implementation of written procedures and controls to obtain information from the directors and named executive officers with respect to related person transactions and for subsequently determining, based on the facts and circumstances disclosed to them, whether we or a related person has a direct or indirect material interest in the transaction. As required under the SEC’s rules, transactions that are determined to be directly or indirectly material to us or a related person are filed with the SEC when required, and disclosed in our proxy statement.

Our Code of Conduct discourages all conflicts of interest and provides guidance on handling conflicts of interest. Under the Code of Conduct, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of our Company. Our restrictions on conflicts of interest under the Code of Conduct include related person transactions.

We have multiple processes for reporting conflicts of interests, and related person transactions. Under the Code of Conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our Internal Audit Department, General Counsel, Audit Committee, our Board or our independent registered public accounting firm, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to a third party;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director, named executive officer or employee to act in the best interest of our Company;

•	whether the transaction might affect the status of a director as independent under the independence standards of the New York Stock Exchange; and

•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all such transactions must be approved or ratified by our Board. Any member of our Board who is a related person with respect to a transaction is recused from the review of the transaction.

In addition, our legal staff annually distributes a questionnaire to our named executive officers and members of our Board requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct. At the completion of the annual audit, our Audit Committee and the independent registered public accounting firm review with management, insider and related person transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related person transactions and potential conflicts of interest and report them to senior management and the Audit Committee.

We also have other policies and procedures to prevent conflicts of interest. For example, our Corporate Governance Guidelines require that our Board assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information about our Board and its Committees — Independence of the Members of our Board.”

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Security Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and nominees, our named executive officers, our current directors and named executive officers as a group, and any stockholders with over 5% of our common stock. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as otherwise indicated, directors and named executive officers possessed sole voting and investment power with respect to all shares of common stock in the table. In addition, except as otherwise indicated, all information is as of March 19, 2019.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)		Percent of Class Outstanding(3)
Earl J. Hesterberg	311,132		1.7%
Daryl A. Kenningham	61,314		*
John C. Rickel	137,751		*
Frank Grese, Jr.	39,951		*
Peter C. DeLongchamps	52,225		*
John L. Adams	68,184	(4)	*
Carin M. Barth	8,334		*
Lincoln Pereira	253,054	(5)	1.4%
Stephen D. Quinn	46,076		*
J. Terry Strange	52,052		*
Charles L. Szews	8,878		*
Anne Taylor	4,370		*
Max P. Watson, Jr.	59,746		*
MaryAnn Wright	11,866		*
All Directors and Named Executive Officers as a group (14 persons)	1,114,933	(6)	6.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,700,264	(7)	14.6%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,924,769	(8)	10.4%
Dimensional Fund Advisors LP. 6300 Bee Cave Road Austin, TX 78746	1,667,024	(9)	9.0%
Eminence Capital, LP 399 Park Avenue, 25th Floor New York, NY 10022	1,118,115	(10)	6.1%
Manulife Financial Corporation 200 Bloor Street East Toronto, Ontario, Canada M4W 1E5	936,483	(11)	5.1%

*	Represents less than 1% of the outstanding common stock.

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024.

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(2)	Includes restricted shares as to which the individual has voting, but not dispositive, power, as follows: Mr. Hesterberg (127,495 shares), Mr. Kenningham (38,828 shares), Mr. Rickel (38,322 shares), Mr. Grese (26,639 shares), Mr. DeLongchamps (27,301 shares) and Mr. Pereira (148,394 shares held in escrow, of which 113,649 are designated for the UAB shareholders and 34,745 shares are designated for Mr. Pereira).

(3)	Based on total shares outstanding of 18,475,829, at March 19, 2019.

(4)	Includes 2,000 shares held indirectly through the Susie and John L. Adams Family Foundation.

(5)	Mr. Pereira has shared voting and dispositive power with respect to 218,309, shares; all such shares are owned by Abbe Investments, Ltd., a British Virgin Islands company, owned 98% by Mr. Pereira and 2% by his spouse. In addition, Mr. Pereira has sole voting, but no dispositive, power with respect to 148,394 shares held in escrow for the benefit of Mr. Pereira and João Alberto Gross Figueiró, André Ribeiro da Cunha Pereira, Maurício Vaz Rodrigues and Roger Penske, Jr., pursuant to a Stockholders’ Agreement dated February 28, 2013. Mr. Pereira has been designated the Stockholder Representative for those shares and directs voting of the shares. Of the 148,394, shares held in escrow, 34,745, shares have been designated for Mr. Pereira.

(6)	Includes 258,587 restricted shares as to which the named executive officers and directors currently have voting, but not dispositive, power, and 85,254 restricted stock units as to which the named executive officers and directors do not have voting or dispositive power, although the restricted stock units do count towards the Company’s stock ownership requirements.

(7)	As reported on Amendment No. 10 to Schedule 13G as of December 31, 2018 and filed with the SEC on January 28, 2019. BlackRock, Inc., as a parent holding company or control person, has sole voting power over 2,646,692 shares, sole dispositive power over 2,700,264 shares, and aggregate beneficial ownership of, 2,700,264 shares. The subsidiaries of BlackRock, Inc. that acquired the shares reported by BlackRock, Inc. are as follows: BlackRock Fund Advisors (which owns 5% or greater of the outstanding shares being reported in the Amendment No. 10 to Schedule 13G), BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC.

(8)	As reported on Amendment No. 9 to Schedule 13G dated as of February 28, 2019 and filed with the SEC on March 11, 2019. The Vanguard Group, Inc. has sole voting power as to 17,800 shares, shared voting power over 2,652 shares, sole dispositive power over 1,906,374 shares, shared dispositive power over 18,395 shares and aggregate beneficial ownership of 1,924,769 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 15,743 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,709 shares as a result of its serving as investment manager of Australian investment offerings.

(9)	As reported on Amendment No. 13 to Schedule 13G dated as of December 31, 2018 and filed with the SEC on February 8, 2019. Dimensional Fund Advisors LP, or certain of its subsidiaries (collectively, “Dimensional”) serve as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional possesses voting and/or investment power over shares of our common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares held by the Funds. Dimensional has sole voting power as to 1,639,346 shares and sole dispositive power as to 1,667,024 shares. Dimensional disclaims beneficial ownership of all such shares. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts.

(10)	As reported on Amendment No. 6 to Schedule 13G dated as of December 31, 2018 and filed with the SEC on February 14, 2019 by Eminence Capital, LP, Eminence GP, LLC, and Ricky C. Sandler. The foregoing entities and person beneficially own 1,118,115 shares of common stock. Eminence Capital, LP has shared voting power and shared dispositive power with respect to 1,117,880 shares of common stock, and Eminence GP, LLC has shared voting power and shared dispositive power with respect to 663,428 shares of common stock. Ricky C. Sandler is the beneficial owner of 1,118,115 shares of common stock, having sole voting power and sole dispositive power with respect to 235 shares of common stock and shared voting power and shared dispositive power with respect to 1,117,880 shares of common stock.

(11)	As reported on Amendment No. 2 to Schedule 13G dated as of December 31, 2018 and filed with the SEC on February 14, 2019. Manulife Financial Corporation (“MFC”) is the parent holding company of Manulife Asset Management (US) LLC, an investment adviser (“MAM US”), and Manulife Asset Management Limited, a non-U.S. institution (“MAML”). MAM US has sole voting power and sole dispositive power with respect to 923,984 shares of common stock, and MAML has sole voting power and sole dispositive power with respect to 12,499 shares of common stock. Through its parent-subsidiary relationship to MAM US and MAML, MFC may be deemed to have beneficial ownership of these same shares. The principal business office of MAM (US) is located at 197 Clarendon Street, Boston, Massachusetts 02116.

Section 16(a) Beneficial Ownership Reporting Compliance

Our named executive officers, directors and any person who owns more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, we believe that all reporting requirements of Section 16(a) were met, except that, on August 31, 2018, a late Form 4 was filed to report the receipt and disposition by Mr. Pereira on May 15, 2017 of shares of our common stock held in escrow for the benefit of the UAB shareholders (as further described in footnote 5 to the Beneficial Ownership Table included herein).

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Questions and Answers about the Annual Meeting

What is the purpose of the meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of nine director nominees, the advisory vote to approve executive compensation, the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and the consideration of any other matters properly presented at the meeting. In addition, senior management will be available to respond to questions regarding our business and financial performance during fiscal year 2018.

Who is entitled to vote at the meeting?

Only our stockholders as of 5:00 p.m., Central Daylight Savings Time, on March 19, 2019 (the record date) are entitled to receive notice of the Annual Meeting and to vote at the meeting. On March 19, 2019, there were 18,475,829 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.

How many votes may I cast?

You are entitled to one vote for each share of Group 1 common stock you owned at 5:00 p.m., Central Daylight Savings Time, on March 19, 2019, on all matters presented at the meeting.

What is the difference between a stockholder of record and a beneficial owner or street name holder?

If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held in street name.

If you hold common stock in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each position of common stock.

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How do I vote my shares?

If you are a stockholder of record on the record date, you may vote in person at the Annual Meeting or by proxy using any of the following methods:

Online — visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Savings Time, on May 15, 2019;

Telephone — within the United States (“U.S.”) or Canada, call the toll-free telephone number shown on the proxy card and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Savings Time, on May 15, 2019; or

Mail — if you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close at the Annual Meeting.

If you vote by internet or telephone, do not return your proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Submitting your proxy by internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

If you want to vote in person at the meeting, you must request a ballot. For directions to the Annual Meeting visit www.sterlingmccalllexus.com and click on the Hours and Map link.

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record on the record date, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Corporate Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Savings Time, on May 15, 2019;

•	delivering a written notice of revocation of the proxy to Beth Sibley, Corporate Secretary, Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024 no later than May 15, 2019; or

•	voting in person at the Annual Meeting.

Only your latest dated proxy that we receive prior to the Annual Meeting will be counted. Further, your attendance at the Annual Meeting will not automatically revoke your proxy.

If you are a street name stockholder you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each routine matter under the rules of the NYSE. Only Proposal No. 3 is considered a “routine” matter.

If you do not provide specific voting instructions to your broker on non-routine matters, your broker may not cast a vote on the proposal, resulting in a broker non-vote. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to “non- routine” matters. If you are a beneficial owner holding shares through a broker, bank or other nominee and you do not provide voting instructions on certain matters, your broker may cast a vote on your behalf for Proposal No. 3, but may not cast a vote on Proposals No. 1 or 2. Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

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The table below describes the vote required for approval of each matter to be brought before the meeting, as well as the treatment of abstentions and broker non-votes as to each matter.

Proposal	Vote Required	Treatment of Abstentions	Treatment of Broker Non-Votes
1	Each nominee must receive the affirmative vote of a majority of votes cast by stockholders entitled to vote in the election of directors. Nominees who receive more “for” votes than “against” votes are elected, subject to our director resignation policy described below	No Effect	Not taken into account
2	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	Count as a vote “against”	Not taken into account
3	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	Count as a vote “against”	Brokers have discretion

The Company’s director resignation policy requires any director nominee in an uncontested election who receives a greater number of votes “against” than votes “for” his or her election to tender his or her resignation promptly following the certification of the election results. The Nominating/Governance Committee of the Board will consider all of the relevant facts and circumstances and make a recommendation to the Board with respect to whether to accept the resignation. Within 90 days, the Board is required to take action with respect to the recommendation and to promptly disclose its decision. The director resignation policy is more fully described in “Information about Our Board of Directors and Its Committees — Director Resignation Policy.”

Our Board has appointed Earl J. Hesterberg, our President and Chief Executive Officer, and John C. Rickel, our Senior Vice President and Chief Financial Officer, as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or internet, unless the stockholder appropriately specifies otherwise, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends.

How does the Board recommend I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees; “FOR” the approval, on a non-binding advisory basis, of our executive compensation; and “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2019.

What is a quorum?

There must be a quorum for the Annual Meeting to be held. A quorum will be present, if the holders of a majority of the shares of common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. Our independent inspector of election, Broadridge Financial Solutions, will determine whether or not a quorum is present. There must be a quorum for the Annual Meeting to be held. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

If less than a quorum is represented at the meeting, the chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.

In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment. If a quorum is initially established, but sufficient stockholders withdraw such that the meeting is left with less than a quorum, the remaining stockholders present at the meeting may continue to transact business until the meeting is adjourned or recessed.

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Who will bear the cost of soliciting votes for the Annual Meeting?

We have engaged Alliance Advisors to assist with the solicitation of proxies for a fee not to exceed $5,500, plus reimbursement for reasonable out-of-pocket expenses. We will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Group 1 may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Who will count the votes?

We have engaged Broadridge Financial Solutions to tabulate the votes and to serve as inspector of election at the Annual Meeting for a fee of approximately $3,500. Broadridge will separately tabulate “For,” “Against” and “Withhold” votes, abstentions and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals for 2020 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s Annual Meeting.

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Stockholder Proposals for 2020 Annual Meeting

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2020 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 13, 2019 and meet the requirements of Rule 14a-8. No stockholder proposal was received for inclusion in this proxy statement.

As more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business (other than through Rule 14a-8) to be properly brought before our Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. Subject to the exception described below, a stockholder making a nomination for election to our Board or a proposal of business for the 2020 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary no earlier than the close of business 120 days and no later than the close of business 90 days prior to the anniversary date of the 2019 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2020 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than the close of business January 17, 2020 and no later than the close of business February 16, 2020. However, in the event that the date of an Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting, the stockholder notice must be delivered not earlier than 120 days prior to such Annual Meeting and not later than 90 days prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.

If we increase the number of directors to be elected at an Annual Meeting and do not make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 80 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made.

For each individual that a stockholder proposes to nominate as a director or propose other business (other than through Rule 14a-8) at the 2020 Annual Meeting, the stockholder’s written notice to our Corporate Secretary must include the information required by and meet the detailed requirements set forth in our Bylaws. From time to time, the Nominating/Governance Committee may request additional information from the nominee or the stockholder.

2018 Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered or made available upon the written request of such person addressed to 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

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Householding

We may send a single set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders with the same last name reside, unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other stockholder communications may be householded based on your prior express or implied consent. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to opt out of householding, and would like to have separate copies of the proxy materials mailed to each stockholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Broadridge Financial Solutions, Inc., by calling 1-800-542-1061 or by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will promptly deliver the requested materials. Beneficial owners (street name stockholders) sharing an address who are receiving multiple copies of the proxy materials, and other stockholder communications and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such materials be mailed to all stockholders at the shared address in the future.

However, please note that if you want to receive a paper proxy card or other proxy materials for purposes of this year’s meeting, you should follow the instructions included in the information that was sent to you.

Other Matters

As of the date of filing this proxy statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

By Order of the Board of Directors,

Beth Sibley

Corporate Secretary

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CORE VALUES

INTEGRITY – We conduct ourselves with the highest level of ethics both personally and professionally when we sell to and perform service for our customers without compromising our honesty.

TRANSPARENCY – We promote open and honest communication between each other and our customers.

PROFESSIONALISM – We set our standards high so that we can exceed expectations and strive for perfection in everything we do.

TEAMWORK – We put the interest of the group first, before our individual interests, as we know that success only comes when we work together.

GROUP 1 AUTOMOTIVE®

800 Gessner, Suite 500 | Houston, TX 77024

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GROUP 1
AUTOMOTIVE®

GROUP 1 AUTOMOTIVE, INC.
800 GESSNER ROAD
SUITE 500
HOUSTON, TX 77024

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Savings Time on May 15, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Savings Time on May 15, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E64899-P18472

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GROUP 1 AUTOMOTIVE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John L. Adams
02) Carin M. Barth
03) Earl J. Hesterberg
04) Lincoln Pereira
05) Stephen D. Quinn
06) Charles L. Szews
07) Anne Taylor
08) Max P. Watson, Jr.
09) MaryAnn Wright

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, such attorney-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

E64900-P18472

GROUP 1 AUTOMOTIVE, INC.
ANNUAL MEETING OF STOCKHOLDERS - MAY 16, 2019
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Earl J. Hesterberg and John C. Rickel, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock of Group 1 Automotive, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on May 16, 2019 at 10:00 a.m., Central Daylight Savings Time at Sterling McCall Lexus, 10025 Southwest Freeway, Houston, Texas, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, and FOR proposal 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2019 Annual Meeting of Stockholders or at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side